SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT  /X/

FILED BY A PARTY OTHER THAN THE REGISTRANT  / /

CHECK THE APPROPRIATE BOX:

/X/  PRELIMINARY PROXY STATEMENT

/ /  DEFINITIVE PROXY STATEMENT

/ /  DEFINITIVE ADDITIONAL MATERIALS

/ /  SOLICITING MATERIAL PURSUANT TO RULE 14a-11(c) OR RULE 14a-12

                          CUC INTERNATIONAL INC.
________________________________________________________________________________
                (Name of Registrant as Specified in its Charter)

                          CUC INTERNATIONAL INC.
________________________________________________________________________________
                    (Name of Person Filing Proxy Statement)

Payment of Filing Fee (Check appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed
        pursuant to Exchange Act   Rule 0-11:

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

     2) Form, Schedule or Registration No.:

     3) Filing Party:

     4) Date Filed:

                                 [CUC LOGO]

May   , 1996

Dear Shareholder:

    You are cordially invited to attend the Annual Meeting of Shareholders of CUC International Inc. The meeting will be held on Wednesday, June 5, 1996, at 10:00 a.m. at the Hyatt Regency Greenwich, 1800 East Putnam Avenue, Old Greenwich, Connecticut.

    At this meeting, you will be asked to consider and vote upon the election of Directors, an amendment to the Corporation's Restated Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance, the amendment of the Corporation's 1992 Directors Stock Option Plan, the amendment of the Corporation's 1994 Directors Stock Option Plan, and the ratification of the appointment of the Corporation's independent auditors for the fiscal year ending January 31, 1997.

    You are entitled to vote all shares of Common Stock registered in your name at the close of business on April 26, 1996. If you attend the meeting and desire to vote in person, your proxy will not be used.

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE AS SOON AS POSSIBLE SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING.

    We hope that you will find it convenient to attend the meeting, where we will also report on the Corporation's current operations and outlook.

    On behalf of the Board of Directors and the employees of CUC International Inc., thank you for your continued interest and support.

Sincerely,


/s/ Walter A. Forbes

Walter A. Forbes
Chairman and
Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             CUC INTERNATIONAL INC.
                               707 SUMMER STREET
                          STAMFORD, CONNECTICUT 06901

To CUC Shareholders:

    The 1996 Annual Meeting of Shareholders of CUC International Inc. (the "Corporation") will be held on Wednesday, June 5, 1996, at 10:00 a.m. at the Hyatt Regency Greenwich, 1800 East Putnam Avenue, Old Greenwich, Connecticut. At the Annual Meeting, the shareholders of the Corporation will be asked to consider and vote upon the following proposals:

        1. To elect Messrs. T. Barnes Donnelley, Christopher K. McLeod and Stanley M. Rumbough, Jr. to the Board of Directors of the Corporation, each for a term to expire at the 1999 Annual Meeting;

        2. To amend the Corporation's Restated Certificate of Incorporation to increase the number of shares of Common Stock, $.01 par value ("Common Stock"), authorized for issuance from four hundred million to six hundred million;

        3. To amend the Corporation's 1992 Directors Stock Option Plan;

        4. To amend the Corporation's 1994 Directors Stock Option Plan;

        5. To ratify the appointment of Ernst & Young LLP as the Independent Auditors of the Corporation for the fiscal year ending January 31, 1997; and

        6. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

    The foregoing items of business are described more fully in the Proxy Statement accompanying this Notice.

    The Board of Directors of the Corporation has fixed the close of business on April 26, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. You are entitled to vote all shares of Common Stock registered in your name at the close of business on April 26, 1996. If you attend the meeting and desire to vote in person, your proxy will not be used.

    YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO SIGN THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE CORPORATION, AND RETURN IT IN THE ACCOMPANYING ENVELOPE AS SOON AS POSSIBLE, SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. IT IS IMPORTANT THAT YOUR PROXY BE RETURNED PROMPTLY IN ORDER TO AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION.

    A list of shareholders entitled to vote at the 1996 Annual Meeting will be open to the examination of any shareholder, for any purpose germane to the meeting, for ten days prior to the meeting at the Corporation's corporate office, 707 Summer Street, Stamford, Connecticut 06901.

                                          By Order of the Board of Directors,


                                          /s/ Robert T. Tucker

                                          Robert T. Tucker
                                          Secretary

May   , 1996
Stamford, CT

                             CUC INTERNATIONAL INC.
                               707 SUMMER STREET
                          STAMFORD, CONNECTICUT 06901
                              -------------------
                                PROXY STATEMENT
                              -------------------
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 5, 1996
                              -------------------

    Your proxy is solicited by the Board of Directors (the "Board") of CUC International Inc. (the "Corporation") in connection with the Annual Meeting of Shareholders of the Corporation to be held on Wednesday, June 5, 1996, at 10:00 a.m. at the Hyatt Regency Greenwich, 1800 East Putnam Avenue, Old Greenwich, Connecticut, and any postponement or adjournment thereof (the "Annual Meeting").

    The Corporation has authorized two classes of voting securities: common stock, par value $.01 per share ("Common Stock"), and preferred stock, par value
$.01 per share ("Preferred Stock"). There were       shares of Common Stock
issued and outstanding at the close of business on April 26, 1996 (the "Record Date"). No shares of Preferred Stock have been issued. All shareholders of record of the Common Stock at the close of business on the Record Date will be entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. The presence at the Annual Meeting, in person or by proxy, of the holders of at least one third of the shares of Common Stock outstanding on the Record Date will constitute a quorum.

    If the accompanying proxy is properly executed, returned to the Corporation in time to be voted at the Annual Meeting, and not revoked, the shares of Common Stock represented thereby will be voted in accordance with the instructions marked on the proxy. Unless contrary instructions are given, the persons designated as proxy holders in the proxy will vote FOR the slate of nominees proposed by the Board of Directors, FOR amendment of the Corporation's Restated Certificate of Incorporation, FOR amendment of the Corporation's 1992 Directors Stock Option Plan, FOR amendment of the Corporation's 1994 Directors Stock Option Plan, and FOR ratification of Ernst & Young LLP as the Corporation's Independent Auditors for the fiscal year ending January 31, 1997. Any shareholder giving a proxy has the right to attend the Annual Meeting to vote his or her shares of Common Stock in person (thereby revoking any prior proxy) and also has the right to revoke a previously granted proxy at any time before it is exercised by written notice filed with the Secretary of the Corporation. Attendance at the Annual Meeting will not, in itself, constitute revocation of a previously granted proxy.

    The approximate date on which this Proxy Statement and the accompanying form of proxy, Notice of Meeting and Annual Report to Shareholders for the fiscal year ended January 31, 1996 ("Fiscal Year 1996"), which contains the Corporation's financial statements for Fiscal Year 1996, were first mailed to
the Corporation's shareholders was May   , 1996.

    The Corporation has retained D.F. King & Co., Inc. to aid in the solicitation of proxies for a fee estimated not to exceed $8,000 plus reimbursement of expenses. In addition to solicitation by mail, officers, directors ("Directors") and employees of the Corporation may solicit proxies by telephone, telecopy and personal contact. All costs of solicitation, including printing and mailing of this Proxy Statement and accompanying materials, fees and expenses of D.F. King & Co., Inc., reimbursement of brokerage firms and others for their expenses in forwarding solicitation material to the beneficial owners of the Corporation's Common Stock, and supplementary solicitations to submit proxies, if any, will be borne by the Corporation.

VOTING PROCEDURES

    Directors of the Corporation must be elected by a majority of the vote of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. Consequently, only shares that are voted in favor of a particular nominee will be counted toward such nominee's achievement of a majority. Abstentions and instructions on a proxy to withhold authority to vote for one or more of the nominees for Director will have the effect of a negative vote for such nominees. However, if a broker indicates that it does not have authority to vote certain shares of Common Stock, those votes will not be considered as shares present and entitled to vote at the Annual Meeting with respect to the election of Directors and will not be counted toward the outcome of the vote, although they will have the practical effect of reducing the number of affirmative votes required to achieve a majority for the election of the nominees for Director by reducing the total number of shares of Common Stock from which such majority is calculated.

    With respect to each of Proposal 2, the amendment of the Corporation's Restated Certificate of Incorporation, Proposal 3, the amendment of the Corporation's 1992 Directors Stock Option Plan and Proposal 4, the amendment of the Corporation's 1994 Directors Stock Option Plan, the affirmative vote of a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting is required for that particular matter to become effective. With respect to Proposal 5, the ratification of the Corporation's Independent Auditors, and all other matters submitted to the shareholders for a vote, the affirmative vote of the holders of at least a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting for a particular matter is required to become effective. With respect to Proposals 2, 3 and 4, abstentions and indications by brokers that they do not have authority to vote certain shares will have the effect of negative votes on these proposals. With respect to Proposal 5 and all other matters, abstentions will have the effect of negative votes on those matters, but if a broker indicates that it does not have authority to vote certain shares of Common Stock, those votes will not be considered as shares present and entitled to vote at the Annual Meeting with respect to such matters and will not be counted toward the outcome of the vote, although they will have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matters by reducing the total number of shares of Common Stock from which such majority is calculated.

    In order that your shares of Common Stock may be represented at the Annual Meeting, you are requested to:

        . indicate your instructions on the proxy;

        . date and sign the proxy;

        . mail the proxy promptly in the enclosed envelope; and

       . allow sufficient time for the proxy to be received before the date of the Annual Meeting.

    NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION SINCE THE DATE OF THIS PROXY STATEMENT.

                      SECURITY OWNERSHIP OF MANAGEMENT AND
                           CERTAIN BENEFICIAL OWNERS

    On each of June 7, 1995, April 2, 1993 and June 2, 1992, the Corporation declared a three-for-two stock split in the nature of a stock dividend, for shareholders of record on June 19, 1995, April 16, 1993 and June 12, 1992, respectively. The distributions were made on June 30, 1995, April 30, 1993 and July 2, 1992, respectively. All share numbers and per share amounts in this Proxy Statement reflect these stock splits.

    The following table sets forth each person known by the Corporation to be the beneficial owner as of February 29, 1996 of more than 5% of the Corporation's outstanding shares of Common Stock.

                                                                AMOUNT AND NATURE
      NAME AND ADDRESS                                            OF BENEFICIAL       PERCENT OF
     OF BENEFICIAL OWNER                                            OWNERSHIP        COMMON STOCK
     -------------------                                        ------------------   ------------
W.P. Stewart & Co. Inc.
  527 Madison Avenue
  New York, NY 10022.........................................      9,668,149(1)          5.07%

- ------------

(1) W.P. Stewart & Co. Inc. filed a Schedule 13G statement, dated February 15, 1996, pursuant to Section 13(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), reflecting the beneficial ownership of 9,668,149 shares of Common Stock. W.P. Stewart & Co. Inc. has the power to make investment decisions in respect of such Common Stock for many unrelated clients, but has no economic interest in such securities.

    After giving effect to the Corporation's proposed acquisition of Davidson & Associates, Inc. ("Davidson"), pursuant to which the Corporation will issue .85 shares of Common Stock for each share of Davidson common stock outstanding, Robert M. Davidson, Chairman and Chief Executive Officer of Davidson, will be the beneficial owner of approximately 13,600,106 shares of Common Stock (including certain shares held in trusts to which Robert and Janice Davidson exercise shared voting and investment power, but not including certain shares owned by Janice Davidson as her sole and separate property or owned by a certain trust for which Janice Davidson serves as trustee), and Janice G. Davidson, President of Davidson and Mr. Davidson's wife, will be the beneficial owner of approximately 13,600,276 shares of Common Stock (including certain shares held in trusts to which Robert and Janice Davidson exercise shared voting and investment power, but not including certain shares owned by Robert Davidson as his sole and separate property or owned by a certain trust for which Robert Davidson serves as trustee). Based on the number of shares of Davidson common stock owned by Robert and Janice Davidson on March 18, 1996, Mr. and Mrs. Davidson (together with certain trusts for which they serve as fiduciaries) will beneficially own approximately 9.8% of the Corporation's then-outstanding shares of Common Stock, if the Davidson acquisition is consummated, and will beneficially own approximately 8.4% of the Corporation's then-outstanding shares of Common Stock, if the Davidson acquisition and the Corporation's acquisitions of Sierra On-Line, Inc. ("Sierra") and Ideon Group, Inc. ("Ideon") are consummated (assuming that the Ideon acquisition takes place at the mid-point of the range of possible exchange ratios for such transaction). For additional information concerning Mr. and Mrs. Davidson, see "Proposal 1: Election of Directors," below. For additional information concerning the Ideon transaction, see "Executive Compensation and Other Information--Performance Graph."

    The following table shows the number of shares of the Corporation's Common Stock beneficially owned as of January 31, 1996 by each Director of the Corporation, by each nominee for Director of the Corporation, by each executive officer of the Corporation named in the "Summary Compensation Table" set forth in "Executive Compensation and Other Information--Summary of Cash and Other Compensation," below (the "Named Executive Officers"), and by all Directors and current executive officers of the Corporation as a group.

    Each person named in the following table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. Shares of Common Stock that any person has a right to acquire within 60 days after January 31, 1996 pursuant to an exercise of options or otherwise are deemed to be outstanding for the purpose of computing the percentage ownership of such person, but are not deemed to be outstanding for computing the percentage ownership of any other person shown in the table.

                                                              AMOUNT AND NATURE OF     PERCENT OF
   NAME                                                       BENEFICIAL OWNERSHIP    COMMON STOCK
   ----                                                       --------------------    ------------
Bartlett Burnap............................................         2,206,813(1)          1.17%
Cosmo Corigliano...........................................           196,694(2)             *
T. Barnes Donnelley........................................         1,376,573(3)             *
Walter A. Forbes...........................................           761,215(4)             *
Stephen A. Greyser.........................................           108,561(5)             *
Amy N. Lipton..............................................           144,043(6)             *
Christopher K. McLeod......................................         1,156,696(7)             *
Burton C. Perfit...........................................            88,286(8)             *
Robert P. Rittereiser......................................           108,561(9)             *
Stanley M. Rumbough, Jr....................................         1,283,598(10)            *
E. Kirk Shelton............................................           987,387(11)            *
All Directors and Executive Officers as a group (11
  persons).................................................         8,418,427             4.47%

- ------------

  * Amount represents less than one percent of Common Stock.

 (1) Amount includes options to purchase 99,375 shares of Common Stock and 2,042,562 shares of Common Stock held by Sun Valley Investments, a limited partnership in which Mr. Burnap is the sole general and sole limited partner. Amount does not include 139,767 shares of Common Stock held by Mr. Burnap's spouse and 100,000 shares of Common Stock held by the Bartlett Burnap Charitable Remainder Trust Dated August 10, 1995, as to which Mr. Burnap disclaims beneficial ownership.

 (2) Amount includes options to purchase 162,814 shares of Common Stock.

 (3) Amount includes options to purchase 99,375 shares of Common Stock. Amount also includes: 762,812 shares of Common Stock held indirectly by Mr. Donnelley under a trust under the will of Mr. Donnelley; 74,958 shares of Common Stock held indirectly by Mr. Donnelley under a grantor retained annuity trust of which Mr. Donnelley is the income beneficiary and Mr. Donnelley's children have a residual interest, as to which Mr. Donnelley disclaims beneficial ownership; and 5,726 shares of Common Stock held by a custodian for Mr. Donnelley's children, as to which Mr. Donnelley disclaims beneficial ownership.

 (4) Amount includes options to purchase 413,812 shares of Common Stock. Amount does not include 6,349 shares of Common Stock held by Mr. Forbes' wife nor 13,111 shares of Common Stock held by Mr. Forbes' wife as custodian for their children, as to which Mr. Forbes disclaims beneficial ownership.

 (5) Amount includes options to purchase 99,375 shares of Common Stock.

 (6) Amount includes options to purchase 123,063 shares of Common Stock and 9,075 shares of Common Stock held by Ms. Lipton's husband.

 (7) Amount includes options to purchase 629,954 shares of Common Stock. Amount does not include 28,612 shares of Common Stock held by a charitable foundation founded by Mr. McLeod, as to which Mr. McLeod disclaims beneficial ownership.

 (8) Amount includes options to purchase 79,375 shares of Common Stock.

 (9) Amount includes options to purchase 99,375 shares of Common Stock.

(10) Amount includes options to purchase 99,375 shares of Common Stock.

(11) Amount includes options to purchase 616,370 shares of Common Stock.

    As described below in "Proposal 1: Election of Directors," in connection with the Corporation's proposed acquisitions of Davidson and Sierra, the Corporation has agreed that upon consummation of the respective transactions, the Corporation will increase the size of the Board and will appoint as

Directors Robert M. Davidson, Chairman and Chief Executive Officer of Davidson, and Janice G. Davidson, President of Davidson and Mr. Davidson's wife, upon the consummation of the Davidson acquisition, and Kenneth A. Williams, Chief Executive Officer of Sierra, upon the consummation of the Sierra acquisition. After giving effect to the Corporation's proposed acquisition of both Davidson and Sierra, pursuant to which the Corporation will issue .85 shares and 1.225 shares of Common Stock for each share of Davidson and Sierra common stock outstanding, respectively, Mr. Davidson will be the beneficial owner of approximately 13,600,106 shares of Common Stock (including certain shares held in trusts to which Robert and Janice Davidson exercise shared voting and investment power, but not including certain shares owned by Janice Davidson as her sole and separate property or owned by a certain trust for which Janice Davidson serves as trustee) and Mrs. Davidson will be the beneficial owner of approximately 13,600,276 shares of Common Stock (including certain shares held in trusts to which Robert and Janice Davidson exercise shared voting and investment power, but not including certain shares owned by Robert Davidson as his sole and separate property or owned by a certain trust for which Robert Davidson serves as trustee). Robert and Janice Davidson (together with certain trusts for which they serve as fiduciaries) will beneficially own approximately 8.8% of the Corporation's outstanding shares of Common Stock, if the Davidson and Sierra acquisitions both are consummated, and approximately 8.4% of the Corporation's outstanding shares of Common Stock, if the Davidson, Sierra and Ideon acquisitions all are consummated (assuming that the Ideon acquisition takes place at the mid-point of the range of possible exchange ratios for such transaction). None of the Davidson, Sierra and Ideon acquisitions are contingent upon the consummation by the Corporation of any of the other proposed transactions. After giving effect to the Corporation's proposed acquisitions of both Davidson and Sierra, Mr. Williams will be the beneficial owner of approximately 2,217,640 shares of Common Stock, which is less than one percent of the Corporation's outstanding shares of Common Stock, and which would be less than one percent of the Corporation's outstanding shares of Common Stock if the Davidson, Sierra and Ideon acquisitions all are consummated.

                       PROPOSAL 1: ELECTION OF DIRECTORS

    Three persons are to be elected to the Board of Directors of the Corporation at the Annual Meeting, to hold office for a term of three years or until their respective successors are duly elected and qualified, and the remaining six Directors will continue in office for the terms specified below. The persons named in the enclosed proxy intend to vote for the election of the three nominees listed below, unless instructions to the contrary are given therein. All three of the nominees are currently Directors.

    The three nominees have indicated that they are able and willing to serve as Directors. However, if some unexpected occurrence should require the substitution of some other person or persons for any one or more of the nominees, the person or persons voting the proxies will vote for such nominee or nominees as the Corporation may select. The Corporation has no reason to believe that any nominee will be unable to serve if elected. The affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting is required to elect each nominee.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED BY THE CORPORATION WILL BE VOTED FOR THE ELECTION OF THE THREE NOMINEES LISTED BELOW.

    The following table lists, as of March 1, 1996, the name, age, position(s) with the Corporation and principal occupation of each of the three nominees and the six continuing Directors, the year in which each Director's term of office will expire (assuming, in the case of each of the three nominees, that such nominee is elected at the Annual Meeting) and the year in which each Director was first appointed or elected as a Director of the Corporation. For information regarding the beneficial ownership of Common Stock by the nominees and current Directors of the Corporation, see "Security Ownership of Management and Certain Beneficial Owners," above.

                                   NOMINEES:

                                                                                   YEAR         IF
                                                                                   FIRST     ELECTED,
                                                                               APPOINTED OR    YEAR
                                           PRINCIPAL OCCUPATION &               ELECTED TO     TERM
   NAME                                      OTHER DIRECTORSHIPS          AGE    THE BOARD   EXPIRES
   ----                                    ----------------------         ---  ------------- --------
T. BARNES DONNELLEY...............  Mr. Donnelley is, and has been for at 62       1977        1999
                                      least the past five years, an
                                      independent investor.
CHRISTOPHER K. MCLEOD.............  Mr. McLeod has been an Executive Vice 40       1995        1999
                                      President of the Corporation since
                                      1986, a member of the Office of the
                                      President of the Corporation since
                                      1988 and served as President of the
                                      Corporation's Comp-U-Card Division
                                      between 1988 and August 1995.
STANLEY M. RUMBOUGH, JR...........  Mr. Rumbough is, and has been for at  76       1976        1999
                                      least the past five years, an
                                      independent investor and is a
                                      director of International Flavors
                                      and Fragrances, Inc.

                                        CONTINUING DIRECTORS:

                                                                                   YEAR
                                                                                   FIRST
                                                                               APPOINTED OR    YEAR
                                           PRINCIPAL OCCUPATION &               ELECTED TO     TERM
    NAME                                     OTHER DIRECTORSHIPS          AGE    THE BOARD   EXPIRES
    ----                                   ----------------------         ---  ------------- --------
BARTLETT BURNAP...................  Mr. Burnap is an independent          64       1976        1997
                                      investor. Since 1978, he has been
                                      President of the Ralph J. Weiler
                                      Foundation, a charitable
                                      foundation. Since 1981, he has been
                                      President of CIB Associates, a
                                      venture capital firm. Mr. Burnap
                                      was Chairman of the Corporation's
                                      Board of Directors between 1976 and
                                      1983.
WALTER A. FORBES..................  Mr. Forbes has been Chairman of the   53       1974        1997
                                      Corporation's Board of Directors
                                      since 1983 and its Chief Executive
                                      Officer since 1976 and was the
                                      Corporation's President between
                                      1982 and May 1991. Mr. Forbes is a
                                      director of Sierra On-Line, Inc.
                                      and NFO Research, Inc.
STEPHEN A. GREYSER................  Mr. Greyser is a professor of         61       1984        1998
                                      marketing at the Harvard Business
                                      School, on whose faculty he has
                                      served for over 25 years. He also
                                      serves as a director of Edelman
                                      Worldwide (a public relations firm)
                                      and Opinion Research Corporation
                                      and is a past Vice Chairman of the
                                      Public Broadcasting Service.
BURTON C. PERFIT..................  In 1986, Mr. Perfit retired from Jack 67       1982        1998
                                      Eckerd Corporation after fifteen
                                      years of service. Mr. Perfit became
                                      a Senior Vice President of Eckerd
                                      in 1980 and served as such until
                                      1986.
ROBERT P. RITTEREISER.............  Mr. Rittereiser is President and      57       1982        1997
                                      Chief Executive Officer of Gruntal
                                      Financial Corp., an investment
                                      services firm based in New York


                                                                                     YEAR
                                                                                     FIRST
                                                                                  APPOINTED OR   YEAR
                                           PRINCIPAL OCCUPATION &                  ELECTED TO    TERM
    NAME                                    OTHER DIRECTORSHIPS             AGE    THE BOARD   EXPIRES
    ----                                   ----------------------           ---  ------------  -------
                                      City. He is Chairman of Yorkville
                                      Associates Corp., a private
                                      investment and financial concern
                                      formed in April 1989. He served as
                                      Chairman since November 1992, a
                                      Director since 1990, and President
                                      and Chief Executive Officer from
                                      March 1993 until February 1995 of
                                      Nationar Inc., a banking services
                                      corporation. On February 6, 1995,
                                      the Acting Superintendent of Banks
                                      of the State of New York filed a
                                      petition to take over the business
                                      of such corporation, and the New
                                      York State Banking Department has
                                      since been liquidating the assets
                                      of such corporation. He is a
                                      director of Ferrofluidics
                                      Corporation, Interchange Financial
                                      Services Corp. and Wallace Computer
                                      Services, Inc. and a Trustee of the
                                      DBL Liquidating Trust.

E. KIRK SHELTON...................  Mr. Shelton has been President of the   41       1995        1998
                                      Corporation since May 1991, Chief
                                      Operating Officer of the
                                      Corporation since 1988 and
                                      Executive Vice President of the
                                      Corporation from 1984 to 1991.

    In connection with the Corporation's merger agreement with Davidson, dated as of February 19, 1996, the Corporation has agreed that, upon consummation of the Corporation's acquisition of Davidson, the Corporation will increase the size of the Board by two members and will appoint Robert M. Davidson, Chairman and Chief Executive Officer of Davidson, to a term as a Director expiring in 1998, and Janice G. Davidson, President of Davidson and Mr. Davidson's wife, to a term as a Director expiring in 1997. The Corporation has also agreed that Mr. Davidson will become a Vice Chairman of the Board of Directors of the Corporation at such time. For further information on Mr. and Mrs. Davidson, see "Security Ownership of Management and Certain Beneficial Owners," above.

    In connection with the Corporation's merger agreement with Sierra, dated as of February 19, 1996, the Corporation has agreed that, upon consummation of the Corporation's acquisition of Sierra, the Corporation will increase the size of the Board by one member and will appoint Kenneth A. Williams, Chief Executive Officer of Sierra, to a term as a Director expiring in 1999. The Corporation has also agreed that Mr. Williams will become a Vice Chairman of the Board of Directors of the Corporation and will be appointed as a member of the Corporation's Office of the President at such time. For further information on Mr. Williams, see "Security Ownership of Management and Certain Beneficial Owners," above.

    The Corporation anticipates that meetings of the shareholders of each of Davidson and Sierra to vote upon the Corporation's respective acquisitions of Davidson and Sierra will take place in the late spring or early summer of 1996. It is anticipated that each transaction will be consummated shortly after such shareholder approval is received.

                        DIRECTORS AND EXECUTIVE OFFICERS

BOARD OF DIRECTORS

    During Fiscal Year 1996, the Board of Directors held eight meetings. The Board has four committees: the Executive Committee, the Audit Committee, the Compensation Committee, and the Nominating Committee. No Director attended fewer than 75% of the total number of meetings of the Board and all committees thereof on which he served during Fiscal Year 1996.

EXECUTIVE COMMITTEE

    The Executive Committee has and may exercise all of the powers of the Board of Directors when the Board is not in session, usually between regular Board meetings and when timing is critical, except that the Executive Committee does not have the power to elect Directors or officers of the Corporation, to alter, amend or repeal by-laws of the Corporation or any resolution of the Board relating to the Executive Committee, to declare any dividend or distribution to the shareholders of the Corporation, to appoint any member of the Executive Committee, or to take any other action specifically reserved by law to the Board of Directors.

    The Executive Committee is composed of the Chairman of the Board, the President of the Corporation and three other Directors. The following five Directors serve on the Executive Committee: Walter A. Forbes (Chairman of the Board of Directors), E. Kirk Shelton (President of the Corporation), Bartlett Burnap, Robert P. Rittereiser and Stanley M. Rumbough, Jr. The Executive Committee was first appointed on January 7, 1996, and held no meetings during Fiscal Year 1996.

AUDIT COMMITTEE

    The Audit Committee recommends to the Board of Directors a firm of independent auditors to conduct the annual audit of the Corporation's financial statements, reviews with such firm the overall scope and results of the annual audit, reviews and approves the performance by such independent auditors of professional services in addition to those which are audit-related, and reviews the fees charged by the independent auditors for professional services. In addition, the Audit Committee meets periodically with the independent auditors and representatives of management to review accounting activities, financial controls and reporting.

    The following three non-employee Directors serve on the Audit Committee: T. Barnes Donnelley, Stephen A. Greyser, and Burton C. Perfit (Chairman). During Fiscal Year 1996, the Audit Committee held four meetings. Various members of management (including the Chief Financial Officer and the Director of Internal Audit) generally attend the Audit Committee meetings.

COMPENSATION COMMITTEE

    The Compensation Committee recommends to the Board of Directors overall compensation philosophy and policies for the Corporation and determines the salary range for different executive levels and the specific compensation for the Corporation's Chief Executive Officer. See "Executive Compensation and Other Information--Compensation Committee Report on Executive Compensation." The Compensation Committee reviews and makes recommendations to the Board concerning plans, programs, and benefits which relate to executive compensation, and makes incentive compensation and stock option awards. In addition, the Compensation Committee reviews and makes recommendations to the Board concerning selection, recruiting, hiring, and promotion of key executive personnel. During Fiscal Year 1996, the Compensation Committee held six meetings.

    The following four non-employee Directors serve on the Compensation
Committee: Bartlett Burnap, Stephen A. Greyser, Robert P. Rittereiser (Chairman) and Stanley M. Rumbough, Jr.

NOMINATING COMMITTEE

    The principal functions of the Nominating Committee are to develop and review criteria for the qualifications of potential Board of Directors members and to identify and recommend to the Board new candidates for election to the Board. During Fiscal Year 1996, the Nominating Committee held one meeting.

    The following four non-employee Directors serve on the Nominating Committee:
Bartlett Burnap (Chairman), Stephen A. Greyser, Robert P. Rittereiser and Stanley M. Rumbough, Jr.

    Nominees for Directors may be proposed by shareholders in accordance with the procedures set forth in the Corporation's By-Laws. Recommendations for the 1997 Annual Meeting must be received by January 5, 1997. Shareholders interested in recommending nominees for Directors should submit their recommendations in writing to the Secretary of the Corporation at 707 Summer Street, Stamford, Connecticut 06901.

EXECUTIVE OFFICERS

    The executive officers of the Corporation as of the date of this Proxy Statement are set forth in the table below. All executive officers are appointed at the annual meeting or interim meetings of the Board of Directors. Each executive officer is appointed by the Board to hold office until his or her successor is duly appointed and qualified.

   NAME                                 AGE              POSITION AND PERIOD SERVED
   ----                                 ---              --------------------------
WALTER A. FORBES......................  53    Chairman of the Corporation's Board of Directors
                                                since 1983, Chief Executive Officer since 1976
                                                and President from 1982 to May 1991.
E. KIRK SHELTON.......................  41    President of the Corporation since May 1991,
                                                Chief Operating Officer since 1988 and Executive
                                                Vice President from 1984 to May 1991.
CHRISTOPHER K. MCLEOD.................  40    Executive Vice President of the Corporation since
                                                1986, member of the Office of the President
                                                since 1988 and President of the Corporation's
                                                Comp-U-Card Division from 1988 to August 1995.
COSMO CORIGLIANO......................  36    Senior Vice President of the Corporation since
                                                1991, Chief Financial Officer of the Corporation
                                                since February 1, 1995 and Controller of the
                                                Corporation from 1984 through January 1995.
AMY N. LIPTON.........................  41    Senior Vice President and General Counsel of the
                                                Corporation since 1990, Vice President and
                                                General Counsel of the Corporation since 1987.

    Section 16(a) of the Exchange Act requires the Corporation's Directors and executive officers, and each person who is the beneficial owner of more than ten percent of the Corporation's outstanding equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and changes in ownership of equity securities of the Corporation. To the Corporation's knowledge, based solely on review of the copies of reports furnished to the Corporation and written representations that no other reports were required, all filing requirements pursuant to Section 16(a) of the Exchange Act applicable to the Corporation's executive officers, Directors and greater than ten percent beneficial owners were complied with during Fiscal Year 1996, except that one such report on Form 3 filed on behalf of the Bartlett Burnap Charitable Remainder Trust Dated August 10, 1995 (of which Bartlett Burnap is a Trustee) was not filed on a timely basis.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND OTHER COMPENSATION

    The following table shows, for the fiscal years ended January 31, 1996, 1995 and 1994, the compensation awarded to, earned by or paid to each of the Corporation's Chief Executive Officer and the four other most highly compensated executive officers of the Corporation earning qualifying compensation in excess of $100,000 and who served as executive officers of the Corporation during Fiscal Year 1996.

                           SUMMARY COMPENSATION TABLE

                                                                       LONG TERM
                                                                      COMPENSATION
                                                                         AWARDS
                                                      ANNUAL          ------------
                                                 COMPENSATION(1)       SECURITIES
                                                ------------------     UNDERLYING      ALL OTHER
             NAME AND                 FISCAL    SALARY      BONUS     OPTIONS/SARS    COMPENSATION(2)
        PRINCIPAL POSITION             YEAR       ($)        ($)          (#)             ($)
        ------------------            ------    -------    -------    ------------    ------------
Walter A. Forbes...................     1996    732,470    725,000        75,000         264,828
  Chief Executive Officer               1995    676,249    660,000       522,000         263,257
  and Chairman of the Board             1994    625,939    610,000       468,750         147,899
E. Kirk Shelton....................     1996    450,000    450,000        52,500         131,223
  President and Chief Operating         1995    410,000    410,000       502,500          51,239
  Officer                               1994    377,500    380,000       463,125          50,734
Christopher K. McLeod..............     1996    450,000    450,000        52,500         122,057
  Executive Vice President, Member      1995    410,000    410,000       502,500          48,363
  of the Office of the President        1994    377,500    315,000       480,000          47,894
Cosmo Corigliano...................     1996    160,000     30,000        12,000           7,044
  Senior Vice President and Chief       1995     71,463(3)       0(3)    188,346           1,583
  Financial Officer                     1994    127,500          0(3)    110,250           1,462
Amy N. Lipton......................     1996    210,000     80,000         7,500           7,129
  Senior Vice President and General     1995    187,000          0(3)    172,500           1,226
  Counsel                               1994    176,000     28,750(3)    102,938           1,462

- ------------

(1) For each of the Named Executive Officers for each of the fiscal years ended January 31, 1996, 1995 and 1994, there were no payments of (i) perquisites over the lesser of $50,000 or 10% of the individual's total salary and bonus for the year, (ii) above-market preferential earnings on deferred compensation, (iii) earnings with respect to long-term incentive plans, (iv) tax reimbursements, or (v) preferential discounts on stock.

(2) "All Other Compensation" includes: (i) contributions of $1,584 for each of Messrs. Forbes, Shelton, McLeod and Corigliano and Ms. Lipton to the Corporation's 401(k) Plan to match Fiscal Year 1996 pre-tax elective deferral contributions (included under Salary) made by each such individual to such plan; and (ii) the premiums paid by the Corporation for the term life component of "split-dollar" life insurance policies (the "Insurance Program") procured by the Corporation in respect of these executives' lives. In Fiscal Year 1996, premiums of $26,483, $3,980, $3,694, $649 and $734 were paid in respect of Messrs. Forbes, Shelton, McLeod and Corigliano and Ms. Lipton, respectively. "All Other Compensation" also includes the present dollar value, determined in accordance with SEC regulations, and based on actuarial computations, as of each of January 31, 1996, 1995 and 1994, respectively, of the benefit to the Named Executive Officers of the remainder of the premium payments made by the Corporation in respect of such Named Executive Officers in each of Fiscal Year 1996, Fiscal Year 1995 and Fiscal Year 1994, respectively. The present dollar value of such payments as of January 31, 1996 is as follows: Walter A. Forbes--$236,761; E. Kirk Shelton--$125,659; Christopher K. McLeod--$116,779; Cosmo Corigliano--$4,811; and Amy N. Lipton--$4,811.

(3) Mr. Corigliano and Ms. Lipton received stock options for all or a part of their respective salaries and/or bonuses during each of the fiscal years ended January 31, 1995 and 1994.

    Each participant in the Insurance Program is provided ordinary life insurance coverage and enters into a split-dollar agreement with the Corporation. The Corporation pays the full premium of the policy. The participant is the owner of the policy and is obligated to pay tax on the value of a portion of the coverage. The Corporation retains an interest in the policy equal to the accumulated premiums paid. Upon Messrs. Forbes', Shelton's and McLeod's retirement, and upon the Corporation's termination of their respective policies in the case of Mr. Corigliano and Ms. Lipton (each a "Termination Date"), the Corporation is entitled to recover all of its previous premium payments, and any remaining cash outlays by the Corporation will cease. Any cash value in the policy in excess of the premiums recovered by the Corporation is retained by the participant. In the event of the participant's death prior to the Termination Date, the Corporation is entitled to recover all premium payments from the death benefit and the balance of the death benefit will be paid to the participant's estate.

STOCK OPTIONS

    The following table contains information concerning the grant of options to purchase Common Stock under the Corporation's 1987 Stock Option Plan (the "1987 Plan") to the Named Executive Officers of the Corporation during Fiscal Year 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                        INDIVIDUAL GRANTS
                                      -----------------------------------------------------
                                                     PERCENT OF
                                      NUMBER OF         TOTAL                                  GRANT DATE
                                      SECURITIES       OPTIONS                                   VALUE
                                      UNDERLYING     GRANTED TO      EXERCISE                  ----------
                                       OPTIONS        EMPLOYEES      OR BASE                   GRANT DATE
                                       GRANTED        IN FISCAL       PRICE      EXPIRATION     PRESENT
   NAME                                 (#)(1)          YEAR          ($/SH)        DATE       VALUE $(3)
   ----                               ----------    -------------    --------    ----------    ----------
Walter A. Forbes...................     75,000(2)        1.5%        $25.1667       4/20/05     $791,250
E. Kirk Shelton....................     52,500(2)        1.1%        $25.1667       4/20/05     $553,875
Christopher K. McLeod..............     52,500(2)        1.1%        $25.1667       4/20/05     $553,875
Cosmo Corigliano...................     12,000(2)        0.2%        $25.1667       4/20/05     $126,600
Amy N. Lipton......................      7,500(2)        0.2%        $25.1667       4/20/05     $ 79,125

- ------------

(1) Options granted in Fiscal Year 1996 under the 1987 Plan are scheduled to vest and become exercisable in yearly increments of 25% beginning on February 1, 1996, with full vesting occurring on February 1, 1999. Options expire ten years after grant. Under the terms of the Corporation's 1987 Plan, the Compensation Committee retains discretion to modify the terms of outstanding options provided that the options, as modified, do not violate the terms of the 1987 Plan. The vesting of options held by the Named Executive Officers also accelerates under certain circumstances (including a change in control of the Corporation), under the terms of their respective employment agreements. See "--Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

(2) Granted April 20, 1995. The closing market price of Common Stock on such date was $25.1667.

(3) The values assigned to each reported option on this table are computed using the Black-Scholes option pricing model. The calculations assume a risk-free rate of return of 7.02%, which represents the ten-year yield of United States Treasury Bills on April 20, 1995, the option grant date. The calculations also assume 25% volatility; however, there can be no assurance as to the actual volatility of the Common Stock in the future. The calculations also assume no dividend payout and a straight-line, four-year vesting schedule. The value of these options was discounted by 25% to reflect the fact that the options are not marketable and are subject to forfeiture. In assessing these option values, it should be kept in mind that no matter what theoretical value is placed on a stock option on the date of grant to a Named Executive Officer, its ultimate value will depend on the market value of the Common Stock at a future date.

OPTION EXERCISES AND HOLDINGS

    The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options to purchase Common Stock during Fiscal Year 1996 and unexercised options to purchase Common Stock held as of the end of Fiscal Year 1996.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                              NUMBER OF
                                                             SECURITIES               VALUE OF
                                                             UNDERLYING             UNEXERCISED
                                                             UNEXERCISED            IN-THE-MONEY
                                                               OPTIONS                OPTIONS
                                                            AT FY-END(#)            AT FY-END($)
                                              VALUE       -----------------    ----------------------
                        SHARES ACQUIRED     REALIZED        EXERCISABLE/            EXERCISABLE/
    NAME                ON EXERCISE(#)       ($)(1)         UNEXERCISABLE         UNEXERCISABLE(2)
- ---------------------   ---------------    -----------    -----------------    ----------------------
Walter A. Forbes.....       486,562        $13,114,732     46,125/1,388,063    $1,020,611/$29,080,661
E. Kirk Shelton......       520,263        $11,427,441     13,126/1,358,673      $247,763/$28,767,101
Christopher K.
  McLeod.............       133,358         $2,488,788    263,625/1,371,329    $7,582,883/$29,091,451
Cosmo Corigliano.....        90,162         $2,843,684       70,532/359,689     $1,835,539/$7,334,843
Amy N. Lipton........        75,125         $1,937,726       37,375/344,438       $961,593/$7,087,816

- ------------

(1) Amounts reflect the market value of the underlying shares of Common Stock on the date of exercise less the exercise price.

(2) Amounts reflect the market value of the underlying shares of Common Stock at the end of Fiscal Year 1996 (the closing price of a share of Common Stock on the New York Stock Exchange, Inc. ("NYSE") on January 31, 1996, which was $36.875), less the exercise price.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

    The Corporation has an employment contract with Walter A. Forbes, which commenced on January 1, 1987 and which was most recently amended as of June 1, 1994. This contract is automatically extended as of January 1 of each year for an additional one-year period, unless prior to any such January 1 renewal date a notice of termination is given. Under this contract, the Corporation may terminate Mr. Forbes' employment at any time. If termination is without cause, the Corporation is required to pay to Mr. Forbes, as severance, all salary to which Mr. Forbes would otherwise be entitled under the contract for the remainder of his period of employment. In addition, in the event of Mr. Forbes' death, or termination without cause, all options held by Mr. Forbes otherwise subject to vesting restrictions become immediately exercisable. In the event of a change in control (as defined in this contract) of the Corporation, Mr. Forbes may, at any time, immediately resign upon written notice to the Corporation. In such event, the Corporation is required to pay to Mr. Forbes, in a lump sum, 140% of his then-current annual base salary, multiplied by 2.5. If there is a change in control, all options held by Mr. Forbes otherwise subject to vesting restrictions will become immediately exercisable, whether or not his employment is terminated, and he will continue to receive the benefits and perquisites described in his contract for five years after his resignation following a change of control. All options which so vest upon a change of control will be exercisable through the date these options would have otherwise expired had their vesting not been so accelerated. If Mr. Forbes dies, the Corporation is required to pay his estate his earned but unpaid base salary and annual incentive compensation for the year in which his death occurs.

    The Corporation's employment contract with Mr. Forbes also requires that the Corporation advance annual premium payments on certain insurance policies ("Forbes Policies") in the aggregate amount of $540,000 per year, or such other amount as agreed to by the Corporation and Mr. Forbes, through the calendar year in which Mr. Forbes turns sixty-one years of age, regardless of whether Mr. Forbes is employed by the Corporation at such time (unless Mr. Forbes breaches certain covenants not to compete with the Corporation contained therein). Mr. Forbes agrees to abide by certain covenants not to compete with the Corporation contained therein, to not withdraw any amount from the Forbes Policies before he turns sixty years of age, and that, prior to turning sixty years of age, the Forbes Policies will be held in escrow. Mr. Forbes also assigns to the Corporation an interest in the Forbes Policies equal to the premiums advanced by the Corporation. See the column "All Other Compensation" within the Summary Compensation Table in "Executive Compensation And Other Information-- Summary of Cash and Other Compensation."

    The Corporation has employment contracts, which commenced on February 1, 1987 and extend until January 31, 1997, with each of E. Kirk Shelton and Christopher K. McLeod. These contracts provide that the Corporation may terminate the employment of these employees at any time. In the event of a change in control (as defined in these contracts) of the Corporation, either of these employees may resign at any time upon notice to the Corporation. In this event, the Corporation is required to pay, as severance to the affected individual, a lump-sum amount equal to 200% of his then-current annual base salary. If there is a change of control, all options held by such individual otherwise subject to vesting restrictions will become immediately exercisable, whether or not his employment is terminated, and he will continue to receive the benefits and perquisites described in his contract for three years after his resignation following a change of control. All options which so vest upon a change of control will be exercisable through the date these options would have otherwise expired had their vesting not been so accelerated. If either of these individuals is terminated without cause, all stock options owned by such individual which would have vested during the thirty-six months following such termination will be deemed vested on the date of such termination. Also, if either of these individuals is terminated without cause, the Corporation must pay the affected individual a lump sum equal to 300% of his then-current annual base salary and he will continue to receive the benefits and perquisites described in his contract for three years following such termination. If either of these individuals dies, any stock options granted to him will become immediately exercisable. These contracts provide that the employee's base salary is to be reviewed annually by the Corporation's Board of Directors.

    The Corporation's employment contracts with Messrs. Shelton and McLeod also require that the Corporation advance annual premium payments on certain insurance policies ("Executive Policies") in the aggregate amount of $285,000 for Mr. Shelton and $265,000 for Mr. McLeod per year, or such other amount as agreed to by the Corporation and each of Messrs. Shelton and McLeod, through the calendar year in which the applicable individual turns sixty years of age, regardless of whether Messrs. Shelton and McLeod are employed by the Corporation at such time (unless Messrs. Shelton and McLeod breach certain covenants not to compete with the Corporation contained therein). Each of Messrs. Shelton and McLeod agrees to abide by certain covenants not to compete with the Corporation contained therein, to not withdraw any amount from the Executive Policies before he turns sixty years of age, and that, prior to turning sixty years of age, the Executive Policies will be held in escrow. Each of Messrs. Shelton and McLeod also assigns to the Corporation an interest in the Executive Policies equal to the premiums advanced by the Corporation. See the column "All Other Compensation" within the Summary Compensation Table in "Executive Compensation And Other Information--Summary of Cash and Other Compensation."

    The Corporation also has an employment contract, which commenced on February 1, 1994 and extends until January 30, 1999, with Cosmo Corigliano. This contract provides that the Corporation may terminate Mr. Corigliano's employment at any time. In the event of a change in control (as defined in this contract) of the Corporation and the subsequent termination of Mr. Corigliano not for cause, the Corporation is required to pay, as severance to Mr. Corigliano, a lump-sum amount equal to 100% of his then-current annual base salary, and Mr. Corigliano will continue to receive the benefits and perquisites described in his contract for one year after such termination. Also, if there is a change of control, any options held by Mr. Corigliano otherwise subject to vesting restrictions will become immediately exercisable, whether or not his employment is terminated. All options which so vest upon a change of control will be exercisable through the date these options would have otherwise expired had their vesting not been so accelerated. If Mr. Corigliano is terminated without cause or is constructively discharged (other than in connection with a change in control), the Corporation must pay him a lump sum equal to

100% of his then-current annual base salary, Mr. Corigliano will continue to receive the benefits and perquisites described in such contract for a period of twelve months following such termination, and all stock options held by Mr. Corigliano which would have vested during the twelve months following such termination shall be deemed vested on the date of such termination. This contract provides that Mr. Corigliano's base salary is to be reviewed annually by the Corporation's Board of Directors. In addition, the Corporation has funded certain split-dollar life insurance policies for Mr. Corigliano. See the column "All Other Compensation" within the Summary Compensation Table in "Executive Compensation And Other Information--Summary of Cash and Other Compensation."

    The Corporation also has an employment contract, which commenced on February 1, 1996, with Amy N. Lipton. The contract provides for an initial term of sixty months and for automatic extensions as of February 1 of each year thereafter for an additional one-year period, unless prior to any such February 1 renewal date a notice of termination is given. In the event of a change in control (as defined in this contract) of the Corporation and the subsequent termination of Ms. Lipton without cause, the Corporation is required to pay to Ms. Lipton her then-current annual base salary for a period of two years following such termination, and Ms. Lipton will continue to receive the benefits and perquisites described in her contract for two years after such termination. Also, if there is a change of control, all unvested options held by Ms. Lipton shall immediately vest and shall remain exercisable through the date these options would have otherwise expired had their vesting not been so accelerated, whether or not her employment is terminated. If Ms. Lipton is terminated without cause or is constructively discharged (other than in connection with a change in control), the Corporation must pay Ms. Lipton her annual base salary at such time for a period of one year following such termination, Ms. Lipton will continue to receive the benefits and perquisites described in such contract for a period of twenty four months following such termination, and all stock options held by Ms. Lipton which would have vested during the eighteen months following such termination shall continue to vest. If Ms. Lipton dies, the benefits and perquisites described in such contract will continue for a period of thirty six months, and any stock options granted to her will become immediately exercisable and shall remain fully exercisable through the date these options would have otherwise expired had their vesting not been so accelerated. In addition, the Corporation has funded certain split-dollar life insurance policies for Ms. Lipton. See the column "All Other Compensation" within the Summary Compensation Table in "Executive Compensation And Other Information--Summary of Cash and Other Compensation."

    For the purposes of the Corporation's employment contracts with each of Messrs. Forbes, Shelton, McLeod and Corigliano and Ms. Lipton, change in control is defined to include consummation of a tender offer for 51% or more of the outstanding voting securities of the Corporation, the merger or consolidation of the Corporation as a result of which less than 75% of the outstanding voting securities of the resulting entity shall be owned by former shareholders of the Corporation, a sale of substantially all of the Corporation's assets to another entity, or the acquisition of 25% or more (51% or more, in the case of Ms. Lipton's and Mr. Corigliano's contracts) of the outstanding voting securities of the Corporation by any person.

DIRECTOR COMPENSATION

    For their service on the Board of Directors, the Corporation pays each non-employee Director $30,000 per year, as well as $1,000 for each Board meeting and each Committee meeting attended. Committee Chairmen are paid an additional $250 per Committee meeting. Each member of the Board is reimbursed for expenses incurred in connection with each Board or Committee meeting attended. Non-employee Directors have also received grants of stock options under the Corporation's 1990 Directors Stock Option Plan, 1992 Directors Stock Option Plan and/or 1994 Directors Stock Option Plan. See "Proposal 3: Amendment of the Corporation's 1992 Directors Stock Option Plan" and "Proposal 4: Amendment of the Corporation's 1994 Directors Stock Option Plan," below.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Directors Bartlett Burnap, Stephen A. Greyser, Robert P. Rittereiser (Chairman) and Stanley M. Rumbough, Jr. serve on the Compensation Committee of the Corporation. Messrs. Burnap, Greyser, Rittereiser and Rumbough were not employees of the Corporation during Fiscal Year 1996 or before.

    Notwithstanding anything to the contrary set forth in any of the Corporation's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Compensation Committee Report on Executive Compensation and Performance Graph shall not be incorporated by reference into any such filings.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION PROCESS

    This is a report submitted by the four-member Compensation Committee (the "Committee") of the Board of Directors addressing the Corporation's compensation policies for Fiscal Year 1996 as they affected the executive officers of the Corporation. Decisions on compensation of the Corporation's executive officers are made by the Committee. The Committee members are all non-employee Directors who have considerable experience by way of service on other Boards of Directors; several members have served on compensation committees of other corporations. The full Board reviews all decisions of the Committee relating to the compensation of the Corporation's executive officers, except for decisions about awards under certain of the Corporation's stock-based compensation plans, which must be made solely by the Committee for the grants or awards under such plans to satisfy Rule 16b-3 promulgated under the Exchange Act.

COMPENSATION PHILOSOPHY AND OBJECTIVES

    The Committee's executive officer compensation philosophy and objectives are designed to provide competitive levels of compensation that integrate pay with the Corporation's annual and long-term performance goals, reward executive officers for above-average corporate performance, recognize individual initiative and achievements, and assist the Corporation in attracting and retaining qualified executives. The Committee aims to provide compensation that is fair and equitable to both the employee and the Corporation.

    The Committee believes that stock ownership by management is beneficial in aligning management's and shareholders' interests in enhancing shareholder value; therefore, the Committee includes a stock-based element in the Corporation's compensation packages for its executive officers, although the Committee does not have specific target ownership levels for Corporation equity holdings by executives.

    Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), enacted in 1993, precludes a public corporation from taking a tax deduction for certain compensation in excess of $1 million paid to its chief executive officer or any of its four other highest-paid executive officers. This limitation, however, does not apply to certain performance-based compensation. Based on regulations issued by the Internal Revenue Service ("IRS") on December 20, 1995 to implement Section 162(m), including detailed descriptions of what constitutes performance-based compensation under Section 162(m) with respect to stock option grants, the Corporation will not be precluded as a result of
Section 162(m) of the Code from deducting compensation expense derived in Fiscal Year 1996 pursuant to the exercise of stock option grants by its executive officers, because these stock options were granted under and pursuant to a performance-based plan. The Corporation will be precluded from deducting a portion of the cash compensation (salary and bonus) paid in Fiscal Year 1996 to certain of its executive officers. The Committee does not plan to make any immediate changes to the Corporation's compensation programs as a result of
Section 162(m) of the Code. While the Committee will take into account the deduction limits under Section 162(m) when making executive compensation decisions, the Committee recognizes that part of the annual compensation paid to senior executive officers in the future may not qualify for tax deductibility.

COMPONENTS OF EXECUTIVE OFFICER COMPENSATION

    The three primary components of executive officer compensation are:

        . Base Salary

        . Annual Bonus

        . Stock Options

    These three elements are structured by the Committee to provide the Corporation's executive officers with levels of total compensation consistent with the Committee's executive officer compensation philosophy and objectives described above.

  Base Salary

    The Corporation's executive officer salary levels are subjectively determined by the Committee based on the experience of the Committee members and are intended to be consistent with competitive practices and the executive's level of responsibility, professional qualifications, business experience, expertise and their resultant combined value to the Corporation's performance and growth (with salary increases reflecting competitive and economic trends, the overall financial performance of the Corporation and the performance of the individual executive). Salary levels for the Corporation's executive officers are generally determined annually. The Committee, in calculating the executive officer's annual salary for each year, takes into consideration the base salary previously paid to such executive officer and the responsibilities assigned to such executive. The Committee attempts to keep the Corporation's executive officer salary increases as low as possible, preferring to emphasize the importance of the annual bonus and stock option aspects of an executive's compensation when considering an increase in overall compensation, which accords with the Committee's policy of trying to integrate executive pay with the performance of the Corporation on an annual and long-term basis. These limitations on salary increases are tied to the Corporation's policy of emphasizing the incentive-based components of total compensation of executive officers. Factors considered in gauging the Corporation's overall financial performance include the Corporation's revenues and profits. Base salary paid to each of the Corporation's executive officers during Fiscal Year 1996 was determined by the Committee and the Board in January 1995.

  Annual Bonus

    Annual bonus amounts paid to each of the Corporation's executive officers in each fiscal year are determined by the Committee. Factors taken into account in awarding annual bonuses are described below. Although annual bonuses generally are not set within a specified percentage range of base salary, they generally do not exceed 100% of the base salary. For the Named Executive Officers, bonuses averaged approximately 46.4% of their Fiscal Year 1996 total salary and bonus compensation. Annual bonuses paid to each of the Corporation's executive officers during Fiscal Year 1996 were determined by the Committee and the Board in April 1995.

  Stock Options

    Stock options are periodically granted to the Corporation's executive officers under the Corporation's 1987 Plan. No specific formulas or executive officer stock ownership targets are used in determining stock option grants, which are made to encourage executives to retain stock-based incentives and to enhance the importance of aligning their interests with those of the Corporation and its shareholders, as ownership of stock options rewards executives as well as shareholders as the price of the underlying security increases. Factors taken into account in awarding stock options are generally the same as those used in awarding annual bonuses and are described below. The number of options previously awarded to and held by executive officers and the expected contribution of such executives to the Corporation's future performance are also reviewed in determining the size of current option grants. The number of stock options granted to each of the Corporation's executive officers during Fiscal Year 1996 was determined by the Committee in April 1995.

RELATIONSHIP OF CORPORATE PERFORMANCE TO EXECUTIVE OFFICER COMPENSATION

    The factors which the Committee considers in awarding annual bonuses and stock options under the Corporation's 1987 Plan are based on the Corporation's performance and the individual executive officer's performance. The evaluation of these factors is largely subjective and based on the Committee's substantial knowledge of the Corporation, familiarity with the Corporation's objectives and strategy, and long-term working relationship with the Corporation's executive officers. Factors considered include: (1) the Corporation's targeted versus actual annual operating budget; (2) the individual executive officer's ability to undertake special projects, facilitate strategic acquisitions and (in the case of certain of these executive officers) develop new distribution channels for the Corporation's products; (3) the Corporation's after-tax earnings-per-share growth over the last fiscal year; and (4) the Corporation's compound annual rate of total shareholder return over the last five fiscal years. The Committee does not use any specific formulas or weightings in considering any of these factors.

  Targeted Versus Actual Operating Budget

    Targeted versus actual operating performance is a major factor used to determine the extent to which annual bonuses will be paid and awards made under the Corporation's stock-based compensation plans to the Corporation's executive officers. The performance of individual executive officers is generally reviewed either as to the Corporation as a whole, or, for those executives in charge of an operating unit, as to such executive's particular operating unit. Performance targets are based on business plans developed by the Corporation's management and approved by the Board at the start of each fiscal year. In developing these business plans, consideration is given to integrating the business of any recently acquired subsidiaries, divisions or businesses and expanding the Corporation's mix of services and distribution channels.

    In determining annual bonus and stock option compensation for executive officers in Fiscal Year 1996, the Committee reviewed, among other things, targeted versus actual operating performance in the Corporation's fiscal year ended January 31, 1995 ("Fiscal Year 1995"), and noted that, in virtually all cases, targeted goals were either met or exceeded.

  Special Projects; Strategic Acquisitions; New Distribution Channels and Responsiveness to Evolving Market Conditions

    The Committee also takes into account the executive officers' performance in special projects undertaken during the past year, contribution to strategic acquisitions and alliances and development of new distribution channels for the Corporation's products. The Committee evaluates the executive officers' ability to exploit new opportunities and respond quickly to evolving marketplace conditions.

    In determining annual bonus and stock option compensation for executive officers in Fiscal Year 1996, the Committee took notice of the following significant events which took place in Fiscal Year 1995 and through the date of determination of the executive officer's annual bonus or stock option grant, as the case may be: the Corporation's acquisition of The NetMarket Company in November 1994; the Corporation's acquisition of Essex Corporation in January 1995; the Corporation's acquisition of Welcome Wagon International, Inc. in February 1995; and the Corporation's acquisitions of CUC Europe Limited and Credit Card Sentinel (U.K.) in March 1995.

  After-Tax Earnings-Per-Share Growth

    In addition, the Committee considers the growth in after-tax earnings per share of Common Stock in determining the annual bonus and stock option portions of executive officer compensation.

    In determining annual bonus and stock option compensation for executive officers in Fiscal Year 1996, the Committee considered the growth in after-tax earnings per share of Common Stock to $.66 in the most recently completed full fiscal year of the Corporation at the time of such determination, Fiscal Year 1995, from $.51 per share in the Corporation's prior completed fiscal year, the fiscal year ended January 31, 1994, an increase of 29.4%.

  Compound Rate of Total Shareholder Return

    Another consideration in determining the annual bonus and stock option portions of executive officer compensation is the compound rate of total shareholder return over the last five fiscal years. Compound rate of total shareholder return is determined by comparing the average market value of a share of Common Stock in the first year of the five-year period with the average market value of a share of Common Stock in the last year of the period.

    In determining annual bonus and stock option compensation for executive officers in Fiscal Year 1996, the Committee noted the increase of the average market value of a share of the Common Stock to an average of $20.59 in the most recently completed full fiscal year of the Corporation at the time of such determination, Fiscal Year 1995, from an average of $3.65 in the Corporation's fiscal year ended January 31, 1991, an increase of 464%.

FISCAL YEAR 1996 COMPENSATION OF CHIEF EXECUTIVE OFFICER

    In addition to the factors mentioned above, the Committee's general approach in setting Mr. Forbes' annual compensation is to reward Mr. Forbes' strategic management abilities in spearheading the Corporation's global expansion efforts and its development and exploitation of new distribution channels and technologies.

    Mr. Forbes' annual salary increase in Fiscal Year 1996 (from $676,249 in Fiscal Year 1995 to $732,470) was based primarily on the Corporation's overall performance generally and Mr. Forbes' performance in Fiscal Year 1995. Specifically, in determining Mr. Forbes' annual salary for Fiscal Year 1996, the Committee considered Mr. Forbes' qualifications, experience and expertise and his responsibilities as Chief Executive Officer in overseeing the Corporation's acquisitions and growing on-line activities, as well as the Corporation's overall business and performance.

    The annual bonus paid to Mr. Forbes during Fiscal Year 1996 ($725,000) was largely based on the Committee's subjective evaluation of Mr. Forbes' performance and the performance of the Corporation during Fiscal Year 1995 and through the date of determination of Mr. Forbes' annual bonus. Specifically, in determining Mr. Forbes' annual bonus during Fiscal Year 1996, the Committee considered Mr. Forbes' role in: the Corporation's acquisition of The NetMarket Company in November 1994; the Corporation's acquisition of Essex Corporation in January 1995; the Corporation's acquisition of Welcome Wagon International, Inc. in February 1995; and the Corporation's acquisitions of CUC Europe Limited and Credit Card Sentinel (U.K.) in March 1995. The Committee also took into account Mr. Forbes' involvement in overseeing the continued development of the Corporation's on-line and interactive activities and ventures. The Committee also considered the performance of the Corporation's Common Stock, which the Committee believes reflects Mr. Forbes' significant contribution. In assessing the Corporation's overall performance to determine Mr. Forbes' annual bonus, the Committee considered all of the factors above but did not use any specific formulas or weightings in considering any of the factors.

    The award to Mr. Forbes during Fiscal Year 1996 of stock options under the 1987 Plan to acquire 75,000 shares of the Corporation's Common Stock was also largely based on the Committee's subjective evaluation of Mr. Forbes' performance and the performance of the Corporation during Fiscal Year 1995 and through the date of determination of Mr. Forbes' stock option grant. In addition to the factors discussed in the preceding paragraph, which the Committee took into account when determining Mr. Forbes' stock option award, the Committee also considered Mr. Forbes' performance and an informal comparison by Committee members of his overall compensation package relative to that of other chief executives of publicly-traded corporations of which the Committee members were aware, including through their experience by way of service on other Boards of Directors and through their knowledge of public information (although no particular corporations were identified for comparative purposes by the Committee as a whole). This grant epitomizes the Committee's compensation philosophy and objectives by promoting management retention while further aligning shareholders' and management's interest in the performance of the Corporation's Common Stock.

                                          COMPENSATION COMMITTEE:

                                          Bartlett Burnap
                                          Stephen A. Greyser
                                          Robert P. Rittereiser, Chairman
                                          Stanley M. Rumbough, Jr.

PERFORMANCE GRAPH

    The following graph assumes $100 invested on January 31, 1991 and compares
(a) the yearly percentage change in the Corporation's cumulative total shareholder return on the Common Stock (as measured by dividing (i) the sum of (A) the cumulative amount of dividends, assuming dividend reinvestment during the five years commencing on the last trading day before February 1, 1991 and ending on January 31, 1996, and (B) the difference between the Corporation's share price at the end and the beginning of the periods presented; by (ii) the share price at the beginning of the periods presented) with (b)(i) the Standard & Poor's 500 Index (the "S&P 500 Index") and (ii) a Peer Group Index. The Peer Group consists of H&R Block, Inc.; CPI Corporation; Metromedia International Group, Inc. (formerly The Actava Group Inc. and prior to that Fuqua Industries, Inc.); Rollins, Incorporated; Service Corporation International (all of which comprise the Dow Jones Consumer Services Non-Cyclical Index) and Ideon (formerly SafeCard Services, Inc.), and is weighted by market capitalization. Stock prices are adjusted for stock splits and stock dividends. On April 19, 1996, the Corporation entered into an agreement and plan of merger with Ideon pursuant to which the Corporation proposes to acquire Ideon.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
        AMONG CUC INTERNATIONAL INC., THE S&P 500 INDEX AND A PEER GROUP

                      Total Shareholder Returns


                                 Jan 91      Jan 92    Jan 93     Jan 94     Jan 95    Jan 96

CUC INTERNATIONAL INC.             100        187.31    244.03     429.84     465.10     743.00

S&P 500 INDEX                      100        122.69    135.67     153.14     153.96     213.48

PEER GROUP                         100        136.46    149.29     183.26     169.99     199.95

                             Year Ending


* $100 INVESTED ON 1/31/91 IN STOCK OR INDEX--INCLUDING REINVESTMENT OF
  DIVIDENDS.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    On February 19, 1996, the Corporation entered into a merger agreement to acquire Sierra. Walter A. Forbes, the Chairman of the Board and Chief Executive Officer of the Corporation, also is a director of Sierra and owns 6,020 shares of the common stock of Sierra and has options to purchase up to an additional 93,000 shares of the common stock of Sierra, of which options to purchase 25,800 of such shares were exercisable as of March 1, 1996. Mr. Forbes did not participate in any meetings or deliberations of Sierra's board of directors regarding the proposed acquisition of Sierra by the Corporation and abstained from the vote of the Corporation's Board of Directors regarding this transaction. If the Corporation's acquisition of Sierra is consummated, Mr. Forbes will receive 7,375 shares of Common Stock in exchange for the common stock of Sierra he currently owns, and his options to purchase Sierra common stock will be assumed by the Corporation and converted into options to purchase 113,925 shares of Common Stock. If the Corporation's acquisition of Sierra is consummated, the Corporation will, in the aggregate, issue approximately 24.9 million shares of Common Stock in exchange for outstanding shares of Sierra common stock and will convert outstanding options to purchase Sierra common stock into options to purchase approximately 2.9 million shares of Common Stock.

                   PROPOSAL 2: AMENDMENT OF THE CORPORATION'S
               RESTATED CERTIFICATE OF INCORPORATION TO INCREASE
                            AUTHORIZED COMMON STOCK

    The Corporation currently has 400,000,000 authorized shares of Common Stock, of which 190,460,240 were issued and outstanding as of March 29, 1996; 39,656,404 shares are reserved for issuance under the Corporation's various compensatory plans and upon the conversion of the Corporation's Zero Coupon Convertible Subordinated Debentures due 1996; and 3,868,021 shares are held in the Corporation's treasury. The Corporation has also reserved 30,000,000 shares of Common Stock in connection with its proposed acquisition of Davidson, 30,000,000 shares of Common Stock in connection with its proposed acquisition of Sierra, and 19,500,000 shares of Common Stock in connection with its proposed acquisition of Ideon. Therefore, there are 86,515,335 shares which are not issued and outstanding, reserved for issuance, or held in the Corporation's treasury. Because of the limited number of shares of Common Stock available to be issued, the Board of Directors has proposed a resolution which would authorize an additional 200,000,000 shares of Common Stock of the same class as is presently authorized. None of the Corporation's shares will have preemptive rights.

    Although the Corporation has no present plans, agreements or understandings regarding the issuance of any of the additional shares of Common Stock proposed to be authorized, the Board of Directors believes that adoption of the amendment is advisable because it will provide the Corporation with needed flexibility in connection with possible future financing transactions, acquisitions of other companies or business properties, stock splits, employee benefit plans and other corporate purposes. While the issuance of additional shares of Common Stock may dilute the ownership interest of a person seeking to obtain control of the Corporation, and thus discourage a change in control of the Corporation by making it more difficult or costly, the Corporation is not aware of anyone seeking to accumulate Common Stock for such purpose and has no present intention of using any additional Common Stock to deter a change in control. Except as otherwise required by applicable law or stock exchange rules, authorized but unissued shares of Common Stock may be issued at such time, for such purposes, and for such consideration as the Board may determine to be appropriate, without further authorization by the shareholders.

    Authorization of the proposed amendment, which will be presented at the Annual Meeting in the form of the following resolution, will require the affirmative vote of the holders of a majority of shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

        "RESOLVED, that the first sentence of the first paragraph of Article 4 of the Corporation's Restated Certificate of Incorporation be, and it hereby is, amended and restated in its entirety to read as follows: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 601,000,000 shares, of which 1,000,000 shall be Preferred Stock, par value $.01 per share, and 600,000,000 shall be Common Stock, par value $.01 per share."

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR AMENDMENT OF THE CORPORATION'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED BY THE CORPORATION WILL BE VOTED IN FAVOR OF AMENDMENT OF THE CORPORATION'S RESTATED CERTIFICATE OF INCORPORATION.

                   PROPOSAL 3: AMENDMENT OF THE CORPORATION'S
                        1992 DIRECTORS STOCK OPTION PLAN

GENERAL

    Shareholders are being asked to approve an amendment to the Corporation's 1992 Directors Stock Option Plan (the "1992 Plan") to provide for participation in the 1992 Plan by "directors emeriti" of the Corporation. The amendment to
Section 7(e) of the 1992 Plan (the "1992 Plan Amendment") is attached hereto as Annex A. The 1992 Plan was adopted by the Board on August 28, 1992, and approved by the shareholders of the Corporation in June 1993.

    The 1992 Plan Amendment provides that if any optionee under the 1992 Plan (that is, any Director who has been granted options under the 1992 Plan) is subsequently appointed by the Board as a director emeritus of the Corporation, then such optionee's membership on the Board for purposes of the 1992 Plan will not be deemed to terminate or expire until such optionee is no longer serving as a director emeritus of the Corporation. Pursuant to the 1992 Plan Amendment, if such optionee ceases to serve as a director emeritus because of physical or mental disability or death, then such optionee's options under the 1992 Plan shall become immediately exercisable by his executor, administrator or other person entitled by law to his rights and shall remain exercisable for one year after the optionee ceases to serve as a director emeritus; if such optionee ceases to serve as a director emeritus because of removal by the Board, such optionee's options under the 1992 Plan shall expire immediately upon his removal as a director emeritus; and if such optionee ceases to serve as a director emeritus for any other reason, the options granted to such optionee under the 1992 Plan shall remain exercisable until the expiration of five years after the optionee ceases to serve as a director emeritus.

    The 1992 Plan Amendment was adopted by the committee of the Board of Directors which administers the 1992 Plan on June 7, 1995. The purpose of the 1992 Plan Amendment is to attract and retain well-qualified non-employee Directors to serve on the Board of Directors and to provide an incentive for such individuals to continue to provide advice and input to the Corporation, the Board and the Corporation's management in an honorary capacity as directors emeriti even after such individuals no longer serve in the capacity of Directors. The position of director emeritus is available to former Directors of the Corporation who, in the judgment of the Board of Directors, have rendered exceptionally valuable service to the Corporation in the past and whose continued interest in and association with the Corporation in an honorary capacity would be of value to the Corporation. Directors emeriti are appointed by and serve at the pleasure of the Board and provide advice and counsel when requested; however, directors emeriti are not entitled to regularly attend meetings of the Board or to vote at meetings of the Board. Mr. Henry C. McCall was appointed a director emeritus of the Corporation by the Board on June 7, 1995. Mr. McCall served as a Director of the Corporation from 1985 until such date.

    The Board has directed that the 1992 Plan Amendment be submitted to the shareholders of the Corporation for their approval. The approval of the 1992 Plan Amendment will require the affirmative vote of a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting. If not approved by shareholders at the Annual Meeting, the 1992 Plan Amendment will be null and void and the 1992 Plan will continue to operate without giving effect to the 1992 Plan Amendment.

ADMINISTRATION AND SUMMARY OF THE 1992 PLAN

    The 1992 Plan provides that options to acquire an aggregate of up to 450,000 shares of Common Stock of the Corporation may be granted to non-employee Directors of the Corporation. Employees of the Corporation are not eligible to participate. Each non-employee Director of the Corporation on August 28, 1992 was granted options for 45,000 shares of Common Stock. No participant to whom options are granted under the 1992 Plan is eligible to receive any additional options under the 1992 Plan. In addition, upon adoption of the Corporation's 1994 Directors Stock Option Plan, described below in "Proposal 4: Amendment of the Corporation's 1994 Directors Stock Option Plan," the Board determined that no future Directors of the Corporation would be eligible to receive any further grants of options under the 1992 Plan.

    The 1992 Plan is to be administered by a committee of the Board of Directors (the "1992 Committee"), which shall consist of no fewer than three non-employee members of the Board of Directors, all of whom are "disinterested persons" within the meaning of Rule 16b-3 promulgated under the Exchange Act. The Compensation Committee currently serves the function of the 1992 Committee.

The 1992 Committee has the authority, subject to the express provisions of the 1992 Plan, to make all determinations necessary or advisable for administering the 1992 Plan and, with the consent of the optionee, to modify an option (provided such option as modified does not violate the terms of the 1992 Plan).

    The purchase price of the shares of Common Stock purchasable under each option shall be 100% of the fair market value of the shares of Common Stock on the date on which the option is granted. Consideration paid upon exercise of options (which may be payable in full or in installments as the 1992 Committee shall determine at time of grant) may be in cash or certified check, previously acquired Common Stock, or by a combination thereof.

    If the term of the optionee's membership on the Board of Directors expires because the optionee (i) is nominated, but is not elected, for a position on the Board of Directors, (ii) resigns from the Board of Directors prior to attaining age 65, or (iii) fails to seek election to the Board of Directors for a term commencing prior to attaining age 62 (in any case, other than on account of death or physical or mental disability), options granted to the optionee shall remain exercisable, to the extent it is exercisable at such time, until the expiration of one month after the expiration of the optionee's term, at which time such options shall expire.

    If the term of the optionee's membership on the Board of Directors expires because the optionee (i) resigns after age 65, or (ii) fails to seek election to the Board for a term commencing after the optionee attains age 62, options granted to the optionee shall remain exercisable, to the extent such options are exercisable at such time, until the expiration of five years after the expiration of the optionee's term, at which time such options shall expire.

    If the term of the optionee's membership on the Board of Directors expires (other than in any of the circumstances described in the preceding paragraph) because the optionee becomes physically or mentally disabled or dies, options granted to the optionee shall become immediately exercisable and shall remain exercisable until the expiration of one year after the expiration of the optionee's term, at which time such options shall expire.

    If the optionee is removed from the Board of Directors by the shareholders of the Corporation or by the Board of Directors, options granted to the optionee shall expire immediately upon such removal or disqualification.

    In the event of a change in control (as defined in the 1992 Plan) of the Corporation, all options granted under the 1992 Plan will become immediately exercisable. A "change of control" is deemed to occur under the 1992 Plan if (i) a tender offer for ownership of 51% or more of the outstanding voting securities of the Corporation is consummated, (ii) the Corporation is merged or consolidated with another corporation, as a result of which less than 75% of the outstanding voting securities of the surviving corporation are owned by the former shareholders of the Corporation, (iii) the Corporation sells substantially all of its assets to another corporation which is not a wholly owned subsidiary, or (iv) a person acquires 25% or more of the outstanding voting securities of the Corporation (whether directly, indirectly, beneficially or of record).

    The 1992 Plan provides for appropriate adjustments to be made at the discretion of the 1992 Committee in the event of a stock dividend, recapitalization, stock split, merger, consolidation, combination, exchange of shares or like transaction. No option granted under the 1992 Plan may be transferred other than by will or by the laws of descent and distribution, unless such transfer is permitted by Rule 16b-3 under the Exchange Act and the 1992 Committee approves such transferability, and options may be exercised during the life of the holder only by him.

    The Board of Directors may, at any time, suspend or terminate the 1992 Plan or, from time to time, adopt amendments to the 1992 Plan provided that, without the consent of the holders of a majority of the outstanding shares of stock present or represented and entitled to vote thereon at a valid meeting, no such amendment (other than pursuant to the anti-dilution provisions of the 1992 Plan) may increase the maximum number of shares as to which options may be granted under the 1992 Plan or otherwise materially increase the benefits to participants under the 1992 Plan, or materially change the eligibility requirements for individuals entitled to receive options thereunder.

    No suspension or termination of or amendment to the 1992 Plan shall, without consent of the holder thereof, adversely affect options previously granted. Unless sooner terminated, the 1992 Plan will terminate ten years after the date of adoption by the Board of Directors, after which no further options will be granted under the 1992 Plan, but outstanding options at the date of termination will not be canceled by such termination.

    All transactions under the 1992 Plan are intended to comply with Rule 16b-3 under the Exchange Act, and to the extent any provision of the 1992 Plan or action by the 1992 Committee fails to so comply it will be voided to the extent permitted by law and deemed advisable by the 1992 Committee.

FEDERAL INCOME TAX TREATMENT

    All options granted under, and to be granted under, and pursuant to the 1992 Plan are, and will be, non-qualified stock options ("Non-Qualified Options").

    The following is a general summary of the federal income tax consequences under current tax law of Non-Qualified Options. This summary does not purport to cover all of the special rules, including the state or local income or other tax consequences, inherent in the ownership and exercise of Non-Qualified Options and the ownership and disposition of the underlying shares.

    An individual who receives a Non-Qualified Option will not recognize any taxable income upon the grant of such Non-Qualified Option. In general, upon exercise of a Non-Qualified Option, an individual will recognize ordinary income in an amount equal to the excess (at the time of exercise) of the fair market value of the shares of Common Stock received over the aggregate exercise price. However, if the individual is an executive officer or Director of the Corporation or the beneficial owner of more than ten percent of any class of equity securities of the Corporation, the timing of recognition of income (and the determination of the amount thereof) under certain circumstances possibly may be deferred for a period following the exercise of a Non-Qualified Option (the "Deferral Period"), unless the individual files a written election with the IRS, within 30 days after the date of exercise, to include as income the excess (on the date of exercise) of the fair market value of the shares of Common Stock received over the aggregate exercise price.

    An individual's tax basis in the shares of Common Stock received upon the exercise of a Non-Qualified Option for cash and/or an installment obligation will be equal to the sum of any cash paid on exercise and the "issue price" of any installment obligation, plus the amount of ordinary income recognized by the optionee upon the exercise of such option. The holding period for such shares would begin just after the receipt of such shares or, in the case of an executive officer, Director or beneficial owner of more than ten percent of any class of equity securities of the Corporation, just after the expiration of the Deferral Period, if any (unless the individual elected to be taxed as of the date of exercise). A deduction for federal income tax purposes will be allowed to the Corporation in an amount equal to the ordinary income included by the optionee, provided that such deduction constitutes an ordinary and necessary business expense to the Corporation and is reasonable in amount and the limitations of Section 162(m) of the Code do not apply.

    If an individual exercises a Non-Qualified Option by delivering other shares of Common Stock, the individual will not recognize gain or loss with respect to the exchanged shares, even if their then fair market value is different from the individual's tax basis in such shares. The individual, however, will be taxed as described above with respect to the exercise of the Non-Qualified Option as if the individual had paid the exercise price in cash, and the Corporation generally will be entitled to an equivalent tax deduction Provided the individual receives a separate identifiable stock certificate therefor, the individual's tax basis in that number of shares received on such exercise which is equal to the number of shares surrendered on such exercise will be equal to the individual's tax basis in the shares surrendered and the individual's holding period for such number of shares received will include the individual's holding period for the shares surrendered. The individual's tax basis and holding period for the additional shares received on exercise of a Non-Qualified Option paid for, in whole or in part, with shares will be the same as if the individual had exercised the Non-Qualified Option solely for cash.

CERTAIN INFORMATION WITH RESPECT TO THE 1992 PLAN

    Under the 1992 Plan, options to purchase 45,000 shares of the Corporation's Common Stock were granted on August 28, 1992 to each of the Corporation's seven non-employee Directors at that time (Messrs. Burnap, Donnelley, Greyser, Perfit, Rittereiser and Rumbough, who are currently Directors, and Mr. McCall, who no longer serves as a Director of the Corporation but is currently serving as director emeritus of the Corporation). These grants constituted an aggregate grant of options to purchase 315,000 shares of Common Stock to all non-employee Directors as a group. These options were granted an exercise price of $8.11, which was equal to the closing price of the Common Stock on the date of grant as
reported by the NYSE. On April   , 1996, the closing price of the Common Stock
reported by the NYSE was $         . Each option held by a current Director is
currently exercisable for 75% of the aggregate number of shares of Common Stock subject to such option, and is scheduled to become exercisable for the remaining 25% of the shares subject to such option on February 1, 1997. The option held by Mr. McCall is also currently exercisable for 75% of the aggregate number of shares of Common Stock subject to such option, and is scheduled to become exercisable for the remaining 25% of the shares subject to such option on February 1, 1997, but only if the 1992 Plan Amendment is approved by the shareholders. If the 1992 Plan Amendment is not approved by the shareholders, such remaining shares will not vest and Mr. McCall will not have the option to purchase the shares of Common Stock subject to such portion of the option. Currently, there are six non-employee Directors and, subject to approval by the shareholders of the 1992 Plan Amendment, one director emeritus participating in the 1992 Plan, although the number of directors emeriti, if the 1992 Plan Amendment is approved by the shareholders, eligible to participate may change in the future. As noted above, no current or future Directors will be eligible to receive any further grants of options under the 1992 Plan.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR AMENDMENT OF THE CORPORATION'S 1992 DIRECTORS STOCK OPTION PLAN. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED BY THE CORPORATION WILL BE VOTED IN FAVOR OF THE 1992 PLAN AMENDMENT.

                   PROPOSAL 4: AMENDMENT OF THE CORPORATION'S
                        1994 DIRECTORS STOCK OPTION PLAN

GENERAL

    Shareholders are being asked to approve amendments to the Corporation's 1994 Directors Stock Option Plan (the "1994 Plan") to provide for participation in the 1994 Plan by "directors emeriti" of the Corporation. The amendments to
Section 7 of the 1994 Plan (the "1994 Plan Amendments") are attached hereto as Annex B. The 1994 Plan was adopted by the Board on November 23, 1994, and approved by the shareholders of the Corporation in June 1995.

    The 1994 Plan Amendments provide that: (i) if any optionee under the 1994 Plan (that is, any Director who has been granted options under the 1994 Plan) is subsequently appointed by the Board as a director emeritus of the Corporation, the "term" of such optionee's "membership on the Board of Directors" for purposes of the 1994 Plan will not be deemed to terminate or expire until such optionee is no longer serving as a director emeritus of the Corporation; (ii) if any optionee ceases to serve as a director emeritus because of physical or mental disability or death, then such optionee's options under the 1994 Plan shall become immediately exercisable by his executor, administrator or other person entitled by law to his rights and shall remain exercisable for one year after the optionee ceased to serve as a director emeritus; (iii) if such optionee ceases to serve as a director emeritus because of removal by the Board, such optionee's options under the 1994 Plan shall expire immediately upon his removal as a director emeritus; and (iv) if such optionee ceases to serve as a director emeritus for any other reason, the options granted to such optionee under the 1994 Plan shall remain exercisable until the expiration of five years after the optionee ceased to serve as a director emeritus.

    The 1994 Plan Amendments were adopted by the committee of the Board of Directors which administers the 1994 Plan on June 7, 1995. The purpose of the 1994 Plan Amendments is to attract and retain well-qualified non-employee Directors to serve on the Board of Directors and to provide an incentive for such individuals to continue to provide advice and input to the Corporation, the Board and the Corporation's management in an honorary capacity as directors emeriti even after such individuals no longer serve in the capacity of Directors. For a description of the position of director emeritus, see "Proposal 3: Amendment of the Corporation's 1992 Directors Stock Option Plan--General," above. Mr. Henry C. McCall was appointed a director emeritus of the Corporation by the Board on June 7, 1995. Mr. McCall served as a Director of the Corporation from 1985 until such date.

    The Board has directed that the 1994 Plan Amendments be submitted to the shareholders of the Corporation for their approval. The approval of the 1994 Plan Amendments will require the affirmative vote of a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting. If not approved by shareholders at the Annual Meeting, the 1994 Plan Amendments will be null and void and the 1994 Plan will continue to operate without giving effect to the 1994 Plan Amendments.

ADMINISTRATION AND SUMMARY OF THE 1994 PLAN

    Pursuant to the 1994 Plan, options to purchase 7,500 shares of Common Stock are automatically granted on November 23 (or the first succeeding business day thereafter on which the Common Stock is traded on the principal securities exchange on which it is listed) of each of 1994, 1995, 1996 and 1997 to each individual who is a Director (but not an employee) of the Corporation on such date. In the event of the expiration of the term of the membership on the Board of any individual who is a Director (but not an employee) of the Company because of such individual's physical or mental disability or death, such individual (or his executor, administrator or other person at the time entitled by law thereto) shall automatically be granted, as of the date of the expiration of such individual's term on the Board, all of the options under the 1994 Plan which such individual would have been entitled to receive during the remainder of his then-current term on the Board, with the exercise thereof subject to the other provisions of the 1994 Plan described below. The Common Stock that may be purchased pursuant to options under the 1994 Plan by any one individual shall not exceed 30,000 shares.

    The 1994 Plan will be administered by a committee of the Board of Directors (the "1994 Committee"), which is to consist of no fewer than three non-employee Directors, all of whom are "disinterested persons" within the meaning of Rule 16b-3 promulgated under the Exchange Act. The Compensation Committee currently serves the function of the 1994 Committee. The 1994 Committee has the authority, subject to the express provisions of the 1994 Plan, to make all determinations necessary or advisable for administering the 1994 Plan and, with the consent of the optionee, to modify an option (provided such option as modified does not violate the terms of the 1994 Plan).

    The purchase price of the shares of Common Stock purchasable under each option shall be 100% of the fair market value of the shares of Common Stock on the date on which the option is granted. Consideration paid upon exercise of options (which may be payable in full or in installments as the 1994 Committee shall determine at time of grant) may be in cash, previously acquired Common Stock, or by a combination thereof. An optionee receiving options under the 1994 Plan may not sell the Common Stock underlying such options until at least six months have elapsed from the date of such option grant.

    If the term of the optionee's membership on the Board of Directors expires because the optionee (i) is nominated, but is not elected, for a position on the Board, (ii) resigns from the Board prior to attaining age 65, or (iii) fails to seek election to the Board for a term commencing prior to attaining age 62 (in any case, other than on account of death or physical or mental disability), options granted to the optionee shall remain exercisable, to the extent such options are exercisable at such time, until the earlier to occur of the expiration of one month after the expiration of the optionee's term or the stated expiration date of such options, at which time such options shall expire.

    If the term of the optionee's membership on the Board of Directors expires because the optionee (i) resigns after age 65 or (ii) fails to seek election to the Board for a term commencing after the optionee attains age 62, options granted to the optionee shall remain exercisable, to the extent such options are exercisable at such time, until the earlier to occur of the expiration of five years after the expiration of the optionee's term or the stated expiration date of such options, at which time such options shall expire.

    If the term of the optionee's membership on the Board of Directors expires (other than in any of the circumstances described in the preceding paragraph) because the optionee becomes physically or mentally disabled or dies, options granted to the optionee shall remain exercisable until the earlier to occur of the expiration of one year after the expiration of the optionee's term or the stated expiration date of such options, at which time such options shall expire.

    If the optionee is removed from the Board of Directors by the shareholders of the Corporation or by the Board, options granted to the optionee shall expire immediately upon such removal or disqualification.

    In the event of a change in control of the Corporation, each individual who is a Director (but not an employee) of the Corporation on the effective date of such change in control shall automatically be granted, as of such date, all of the options under the 1994 Plan which such individual would have been entitled to receive if such individual were a non-employee Director on November 23 of each remaining year in which the 1994 Plan provides that grants are to be made. A "change in control" is deemed to occur under the 1994 Plan if (i) a tender offer for ownership of 51% or more of the outstanding voting securities of the Corporation is consummated, (ii) the Corporation is merged or consolidated with another corporation, as a result of which less than 75% of the outstanding voting securities of the surviving corporation are owned by the former shareholders of the Corporation, (iii) the Corporation sells substantially all of its assets to another corporation which is not a wholly owned subsidiary, or
(iv) a person acquires 25% or more of the outstanding voting securities of the Corporation (whether directly, indirectly, beneficially or of record).

    The 1994 Plan provides for appropriate adjustments to be made at the discretion of the 1994 Committee in the event of a stock dividend, recapitalization, stock split, merger, consolidation, combination, exchange of shares or like transaction. No option granted under the 1994 Plan may be transferred other than by will or by the laws of descent and distribution, unless such transfer is permitted by Rule 16b-3 under the Exchange Act and the 1994 Committee approves such transferability, and options may be exercised during the life of the holder only by him.

    The Board of Directors may, at any time, suspend or terminate the 1994 Plan or, from time to time, adopt amendments to the 1994 Plan provided that, without the consent of the holders of a majority of the outstanding shares of stock present or represented and entitled to vote thereon at a valid meeting, no such amendment (other than pursuant to the anti-dilution provisions of the 1994 Plan) may increase the maximum number of shares as to which options may be granted under the 1994 Plan or otherwise materially increase the benefits to participants under the 1994 Plan, materially change the eligibility requirements for individuals entitled to receive options thereunder, or materially change the method for determination of the purchase price to be paid on the exercise of options under the 1994 Plan, and provided that the 1994 Plan may not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules promulgated thereunder.

    No suspension or termination of or amendment to the 1994 Plan shall, without consent of the holder thereof, adversely affect options previously granted. Unless sooner terminated, the 1994 Plan will terminate ten years after the date of adoption by the Board of Directors, after which no further options will be granted under the 1994 Plan, but outstanding options at the date of termination will not be canceled by such termination.

    All transactions under the 1994 Plan are intended to comply with Rule 16b-3 under the Exchange Act, and to the extent any provision of the 1994 Plan or action by the 1994 Committee fails to so comply it will be voided to the extent permitted by law and deemed advisable by the 1994 Committee.

FEDERAL INCOME TAX TREATMENT

    All options granted under and to be granted under and pursuant to the 1994 Plan are and will be Non-Qualified Options. For a general summary of the federal income tax consequences under current law of Non-Qualified Options, see the discussion set forth above under "Proposal 3: Amendment of the Corporation's 1992 Directors Stock Option Plan--Federal Income Tax Treatment."

CERTAIN INFORMATION WITH RESPECT TO THE 1994 PLAN

    Under the 1994 Plan, options to purchase 7,500 shares of the Corporation's Common Stock were granted on November 23, 1994 to each of the Corporation's seven non-employee Directors at that time (Messrs. Burnap, Donnelley, Greyser, Perfit, Rittereiser and Rumbough, who are currently Directors, and Mr. McCall, who no longer serves as a Director of the Corporation but is currently serving as director emeritus of the Corporation). These grants constituted an aggregate grant of options to purchase 52,500 shares of Common Stock to all non-employee Directors as a group. These options were granted an exercise price of $19.25, which was equal to the closing price of the Common Stock on the date of grant as reported by the NYSE. Under the 1994 Plan, options to purchase 7,500 shares of the Corporation's Common Stock were granted on November 24, 1995 to each of the Corporation's six non-employee Directors at that time (Messrs. Burnap, Donnelley, Greyser, Perfit, Rittereiser and Rumbough, who are currently Directors). These grants constituted an aggregate grant of options to purchase 45,000 shares of Common Stock to all non-employee Directors as a group. These options were granted an exercise price of $35.75, which was equal to the closing price of the Common Stock on the date of grant as reported by the NYSE. On April
  , 1996, the closing price of the Common Stock reported by the NYSE was
$         . Each option granted on November 23, 1994 or November 24, 1995 is currently exercisable as to all of the shares of Common Stock subject to such option; however, the 1994 Plan prohibits the sale of the Common Stock underlying any options until six months have elapsed from the date such options were granted. Currently, there are six non-employee Directors eligible to participate in future grants under the 1994 Plan, although the number of non-employee Directors eligible to participate may change in the future.

    Mr. McCall, as a director emeritus of the Corporation, will receive no further grants under the 1994 Plan. If the 1994 Plan Amendments are approved by the shareholders, Mr. McCall will be entitled to exercise the options he has previously been granted under the 1994 Plan during the remainder of his term as director emeritus and for a certain period of time thereafter, the length of which will depend on the circumstances under which he leaves such position as described in the 1994 Plan. If the 1994 Plan Amendments are not approved by the shareholders, Mr. McCall may exercise such options only through June 7, 2000, which is the date five years after the expiration of his term as a Director.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR AMENDMENT OF THE CORPORATION'S 1994 DIRECTORS STOCK OPTION PLAN. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED BY THE CORPORATION WILL BE VOTED IN FAVOR OF THE 1994 PLAN AMENDMENTS.

                PROPOSAL 5: RATIFICATION OF INDEPENDENT AUDITORS

    Subject to ratification by the shareholders at the Annual Meeting, the Board of Directors has reappointed Ernst & Young LLP as independent auditors to audit the financial statements of the Corporation for the current fiscal year ending January 31, 1997. Ernst & Young LLP were the Corporation's independent auditors for Fiscal Year 1996 and have been the Corporation's independent auditors since the Corporation's fiscal year ending January 31, 1982.

    Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting, with the opportunity to make a statement if such representatives desire to do so, and will be available to respond to appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JANUARY 31, 1997.

            OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING

    The Board of Directors does not intend to present, and does not have any reason to believe that others intend to present, any matter of business at the meeting other than as set forth above. If any other matter should be presented properly, it is the intention of the persons named in the enclosed form of proxy to vote any proxies in accordance with their best judgment with respect to any such matter.

                          PROPOSALS FOR ANNUAL MEETING

    Shareholder proposals for the next Annual Meeting must be received by the Office of the Secretary, CUC International Inc., 707 Summer Street, Stamford, Connecticut 06901, no later than January 3, 1997, for inclusion in the proxy statement and form of proxy relating to that meeting.

                         ANNUAL REPORT TO SHAREHOLDERS

    The Corporation's Annual Report for Fiscal Year 1996, including financial statements, is being provided to all shareholders together with this Proxy Statement. The Annual Report does not constitute a part of the proxy solicitation materials.

         SHAREHOLDERS ARE URGED TO FORWARD THEIR PROXIES WITHOUT DELAY.
                 A PROMPT RESPONSE WILL BE GREATLY APPRECIATED.

                                                                         ANNEX A

          AMENDED SECTION 7(E) OF THE 1992 DIRECTORS STOCK OPTION PLAN
                                       OF
                             CUC INTERNATIONAL INC.

    (e) For the purposes of this Section 7 only, in the case of an optionee who is appointed by the Board of Directors as a "director emeritus" of the Company, the "term" of such optionee's "membership on the Board of Directors" shall not be deemed to terminate or expire until such time as such optionee ceases for any reason to be a director emeritus of the Company. If such optionee ceases to be a director emeritus because of physical or mental disability or death, the provisions of Section 7(c) shall apply; if such optionee ceases to be a director emeritus because of removal by the Board of Directors, the provisions of Section 7(d) shall apply; and if such optionee ceases to be a director emeritus for any other reason, the provisions of Section 7(b) shall apply.

                                                                         ANNEX B

           AMENDED SECTION 7 OF THE 1994 DIRECTORS STOCK OPTION PLAN
                                       OF
                             CUC INTERNATIONAL INC.

    7. TERMINATION OF DIRECTOR'S TERM. Unless otherwise determined by the Committee, options shall be exercisable following termination of an optionee's term as a director or director emeritus only as indicated below:

        (a) In the event that the term of an optionee's membership on the Board of Directors expires because the optionee (i) loses an election for a position on the Board of Directors, (ii) resigns from the Board of Directors prior to attaining age 65, or (iii) fails to seek election to the Board of Directors for a term commencing prior to his attainment of age 62 (in any case, other than on account of death or physical or mental disability), options granted to such optionee shall remain exercisable until the earlier to occur of the expiration of one month after the expiration of such optionee's term or the stated expiration date of such options, at which time such options shall expire.

        (b) In the event that the term of an optionee's membership on the Board of Directors expires because of the optionee's resignation after age 65 or failure to seek election to the Board of Directors for a term commencing after his attainment of age 62, options granted to such optionee shall remain exercisable until the earlier to occur of the expiration of five years after the expiration of such optionee's term or the stated expiration date of such options, at which time such options shall expire.

        (c) In the event that the term of an optionee's membership on the Board of Directors expires because of the optionee's physical or mental disability (unless such expiration is described in subsection (b) hereof) or death, options granted to such optionee shall remain exercisable by his executor, administrator or other person at the time entitled by law to his rights under the option until the earlier to occur of the expiration of one year after the expiration of such optionee's term or the stated expiration date of such options, at which time such options shall expire.

        (d) In the event that an optionee is removed from the Board of Directors by the shareholders of the Company or by the Board of Directors, options granted to such optionee shall expire immediately upon such removal or disqualification.

        (e) For the purposes of this Section 7 only, in the case of an optionee who is appointed by the Board of Directors as a "director emeritus" of the Company, the "term" of such optionee's "membership on the Board of Directors" shall not be deemed to terminate or expire until such time as such optionee ceases for any reason to be a director emeritus of the Company. If such optionee ceases to be a director emeritus because of physical or mental disability or death, the provisions of Section 7(c) shall apply; if such optionee ceases to be a director emeritus because of removal by the Board of Directors, the provisions of Section 7(d) shall apply; and if such optionee ceases to be a director emeritus for any other reason, the provisions of Section 7(b) shall apply.

                        AS PROPOSED TO BE AMENDED JUNE 1996

                         1992 DIRECTORS STOCK OPTION PLAN

                                        OF

                              CUC INTERNATIONAL INC.


   1. PURPOSES OF THE PLAN. This stock option plan (the "Plan") is designed to provide an incentive to directors of CUC International Inc., a Delaware corporation (the "Company").

   2. STOCK SUBJECT TO THE PLAN. Options may be granted as provided herein to purchase in the aggregate not more than Four Hundred Fifty Thousand (450,000) shares of Common Stock, $.01 par value per share, of the Company ("Common Stock"). Each individual who on August 28, 1992 was a director (but not an employee) of the Company was granted on such date options with respect to twenty thousand (20,000) shares of Common Stock (which have been adjusted to forty-five thousand (45,000) to reflect three-for-two stock splits which occurred on April 30, 1993 and June 30,
        1995). Each individual who after August 28, 1992 becomes a director (but not an employee) of the Company, on the date of his election to the Board of Directors, shall be granted an option to purchase forty-five thousand (45,000) shares of Common Stock. Such shares may, in the discretion of the Committee, consist either in whole or in part of authorized but unissued shares of Common Stock or shares of Common Stock held in the treasury of the Company. The Company shall at all times during the term of the Plan reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Plan. Such options shall be considered "non-qualified stock options," within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"). No director to whom any options are granted hereunder shall be eligible to receive any additional options under the Plan. Subject to the provision of Paragraph 11, any shares subject to an option which for any reason expires, is cancelled or is terminated unexercised as to such shares shall again become available for option under the Plan.

   3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by a Committee (the "Committee") consisting of not less than three members of the Board of Directors who are not employees of the Company and who are "disinterested persons" as defined in Rule 16b-3(d) under the Securities Exchange Act of 1934 (the "34 Act"). A majority of the members shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, and any acts approved in writing by all members without a meeting, shall be the acts of the Committee.

        Subject to the express provisions of the Plan, the Committee shall have the authority, in its sole discretion, to make all determinations necessary or advisable for administering the Plan; and, with the consent of the optionee, to modify an option, provided such option as modified does not violate the terms of the Plan. The determinations of the Committee on the matters referred to in this Paragraph 3 shall be conclusive.

        No member of the Committee shall be liable for anything whatsoever in connection with the administration of the Plan except such member's own willful misconduct. Under no circumstances shall any member of the Committee be liable for any act or omission of any other member of the Committee. In their performance of its functions with respect to the Plan, the Committee shall be entitled to rely upon information and advice furnished by the Company's officers, the Company's accountants, the Company's counsel and any other party the Committee deems necessary and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such advice.

   4. EXERCISE PRICE. The exercise price of the shares of Common Stock under each option shall be 100% of the fair market value of the Common Stock on the date of grant. The determination of the Committee shall be conclusive in determining the fair market value of the stock.

   5. TERM OF OPTION. The term of each option granted pursuant to the Plan shall be such term as is established by the Committee, in its sole discretion, at the time such option is granted. Options shall be subject to earlier termination as hereinafter provided.

   6. EXERCISE OF OPTION. An option or any part or installment thereof shall be exercised by giving written notice to the Company at its principal office (at present 707 Summer Street, Stamford, Connecticut 06901), specifying the number of shares as to which such option is being exercised and accompanied by payment in full of the aggregate exercise price therefor (or the amount due on exercise if the Stock Option Contract permits installment payments) (i) in cash or by certified check, (ii) with previously acquired shares of Common Stock having an aggregate exercise price of all options being exercised, or (iii) any combination thereof.

        The Company shall have the right to deduct and withhold from any cash otherwise payable to an optionee, or require that an optionee make arrangements satisfactory to the Company for payment of, such amounts as the Company shall determine for the purpose of satisfying its liability to withhold Federal, state or local income of FICA taxes incurred by reason of the grant or exercise of an option.

        Certificates representing the shares purchased shall be issued as promptly as practicable, provided that the Company may postpone issuing certificates for such shares for such time as the Company, in its sole discretion, may deem necessary or desirable in order to enable it to comply with any requirements of the Securities Act of 1933, as amended ("Securities Act"), the 34 Act, any Rules or Regulations of the Securities and Exchange Commission promulgated under either the foregoing acts, the listing requirements of any securities exchange on which the Company's Common Stock may now or hereafter be listed, or any applicable laws of any jurisdiction relating the authorization, issuance or sale of securities. The holder of an option shall not have the rights of a stockholder with respect to the shares covered by his option until the date of issuance of a stock certificate to him for such shares; provided, however, that until such stock certificate is issued, any option holder using previously acquired shares in payment of an option exercise price shall have the rights of a shareholder with respect to such previously acquired shares. In no case may a fraction of a share be purchased or issued under the Plan.

   7.   TERMINATION OF DIRECTOR'S TERM.

        (a) In the event that the term of an optionee's membership on the Board of Directors expires because the optionee (i) loses an election for a position on the Board of Directors, (ii) resigns from the Board of Directors prior to attaining age 65 or (iii) fails to seek election to the Board of Directors for a term commencing prior to his attainment of age 62 (in any case, other than on account of death or physical or mental disability), options granted to such optionee shall remain exercisable until expiration of one month after the expiration of such optionee's term, at which time such options shall expire.

        (b) In the event that the term of an optionee's membership on the Board of Directors expires because of the optionee's resignation after age 65 or failure to seek election to the Board of Directors for a term commencing after his attainment of age 62, options granted to such optionee shall remain exercisable until the expiration of five years after the expiration of such optionee's term, at which time such options shall expire.

        (c) In the event that the term of an optionee's membership on the Board of Directors expires because of the optionee's physical or mental disability (unless such expiration is described in subsection (b) hereof) or death, options granted to such optionee shall become immediately exercisable by his executor, administrator or other person at the time entitled by law to his rights under the option and shall remain exercisable until the expiration of one year after the expiration of such optionee's term, at which time such options shall expire.

        (d) In the event that an optionee is removed from the Board of Directors by the shareholders of the Company or by the Board of Directors, options granted to such optionee shall expire immediately upon such removal or disqualification.

        (e) For the purposes of this Section 7 only, in the case of an optionee who is appointed by the Board of Directors as a "director emeritus" of the Company, the "term" of such optionee's "membership on the Board of Directors" shall not be deemed to terminate or expire until such time as such optionee ceases for any reason to be a director emeritus of the Company. If such optionee ceases to be a director emeritus because of physical or mental disability or death, the provisions of Section 7(c) shall apply; if such optionee ceases to be a director emeritus because of removal by the Board of Directors, the provisions of Section 7(d) shall apply; if such optionee ceases to be a director emeritus for any other reason, the provisions of Section 7(b) shall apply.

   8. CHANGE IN CONTROL. In the event of a change in control, as hereinafter defined, options granted under this Plan shall become immediately exercisable, provided that such change in control occurs after the initial vesting of an option grant. A "change in control" shall be deemed to have occurred if (i) a tender offer shall be made and consummated for the ownership of 51% or more of the outstanding voting securities of the Company, (ii) the Company shall be merged or consolidated with another corporation and as a result of such merger or consolidation less than 75% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company, other than affiliates (within the meaning of the 1934 Act) of any party to such merger or consolidation, as the same shall have existed immediately prior to such merger or consolidation, (iii) the Company shall sell substantially all of its assets to another corporation which is not a wholly owned subsidiary, or (iv) a person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) (as in effect on the date hereof) of the 34 Act, shall acquire 25% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record). For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) (as in effect on the date hereof) pursuant to the 34 Act.

   9. STOCK OPTION CONTRACTS. Each option shall be evidenced by an appropriate Stock Option Contract, and shall contain such terms and conditions not inconsistent herewith as may be determined by the Committee, and which shall provide, among other things that in the event of the exercise of such option, unless the shares of Common Stock received upon such exercise shall have been registered under an effective registration statement under the Securities Act, such shares will be acquired for investment and not with a view to distribution thereof, and that such shares may not be sold except in compliance with the applicable provisions of the Securities Act.

   10. ADJUSTMENTS UPON CHANGES IN COMMON STOCK. The number and kind of shares reserved for issuance hereunder may be equitably adjusted, in the discretion of the Committee, in the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, extraordinary dividend, split-up, spin-off, combination, stock repurchase, exchange of shares, warrants or rights offering to purchase stock at a price substantially below fair market value or other similar corporate event affecting the stock, in order to preserve the benefits intended to be made available under the Plan. In the event of any of the foregoing, the number and kind of shares subject to any outstanding option granted pursuant to the Plan and the exercise price of any such option shall be equitably adjusted (including by payment of cash to the holder of such option) in the discretion of the Committee in order to preserve the benefits or potential benefits intended to be made available to the holder of an option granted pursuant to the Plan. The determination of the Committee as to what adjustments shall be made, and the extent thereof, shall be final. Unless otherwise determined by the Committee, such adjustments shall be subject to the same vesting schedule and restrictions to which the underlying option is subject. No fractional shares of Company stock shall be reserved or authorized or made subject to any outstanding option by any such adjustment.

   11. AMENDMENTS AND TERMINATION OF THE PLAN. The Plan was adopted by the Board of Directors on August 28, 1992. No options may be granted under the Plan after the tenth anniversary of that date. The Board of Directors, without further approval of the Company's stockholders, may at any time suspend or terminate the Plan, in whole or in part, or amend it from time to time in such respects as it may deem advisable; provided, however, that no amendment shall be effective without the prior or subsequent approval of a majority of the Company's outstanding stock entitled to vote thereon which would (a) except as specified in Paragraph 10, increase the maximum number of shares for which options may be granted under the Plan, (b) otherwise materially increase the benefits to participants under the Plan or (c) materially change the eligibility requirements for individuals entitled to receive options hereunder. No termination, suspension or amendment of the Plan shall, without the consent of the holder of an existing option affected thereby, adversely affect his rights under such option.

   12. NON-TRANSFERABILITY OF OPTIONS. No option granted under the Plan shall be transferable otherwise than by will or the laws of descent and distribution, unless such transfer is permitted by Rule 16b-3 under the 34 Act and the Committee approves such transferability, and options may be exercised, during the lifetime of the holder thereof, only by him. Except to the extent provided in Paragraph 7(c), options may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

   13. STOCKHOLDERS' APPROVAL. The Plan shall be subject to approval by a majority of the Company's outstanding stock entitled to vote thereon at the next annual or special meeting of its stockholders to be held to consider such approval and no options granted hereunder may be exercised prior to such approval, provided that the date of grant of any options granted hereunder shall be determined as if the Plan had not been subject to such approval.

   14. GOVERNING LAW. The Plan and all rights hereunder shall be construed in accordance with and governed by the internal laws of the State of Delaware.

   15. COMPLIANCE WITH RULE 16b-3. All transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 34 Act, regardless of whether such conditions are set forth in the Plan. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

                       AS PROPOSED TO BE AMENDED JUNE 1996

                        1994 DIRECTORS STOCK OPTION PLAN

                                       OF

                             CUC INTERNATIONAL INC.

1. PURPOSES OF THE PLAN. The 1994 Directors Stock Option Plan (the "Plan") is designed to attract, retain and provide an incentive to directors of CUC International Inc., a Delaware corporation (the "Company"), who are not employees of the Company, by providing them with an ownership interest in the Company.

2. STOCK SUBJECT TO THE PLAN. Options may be granted as provided herein to purchase in the aggregate not more than Two Hundred Twenty-Five Thousand (225,000) shares of Common Stock, $.01 par value per share, of the Company ("Common Stock"). Options to purchase seven thousand five hundred (7,500) shares of Common Stock (as adjusted to reflect a three-for-two stock split which occurred June 30, 1995 and as it may be adjusted pursuant to Section 10 hereof) shall be automatically granted on November 23 (or the first succeeding business day thereafter on which the Common Stock is traded on the principal securities exchange on which it is listed) of each of 1994, 1995, 1996 and 1997 to each individual who is a director (but not an employee) of the Company on such date. In the event of the expiration of the term of the membership on the Board of Directors of the Company ("Board of Directors") of any individual who is a director (but not an employee) of the Company, because of such individual's physical or mental disability or death, such individual (or his executor, administrator or other person at the time entitled by law thereto) shall automatically be granted, as of the date of the expiration of such individual's term on the Board of Directors all of the options under this Plan which such individual would have been entitled to receive during the remainder of his then-current term on the Board of Directors with the exercise thereof subject to the provisions of Paragraph 7(c) hereof. The Common Stock that may be purchased pursuant to options under this Plan by any one individual shall not exceed thirty thousand (30,000) shares of Common Stock (as adjusted to reflect a three-for-two stock split which occurred June 30, 1995 and as it may be adjusted pursuant to Section 10 hereof).

     Such shares may, in the discretion of the Committee, consist either in whole or in part of authorized but unissued shares of Common Stock or shares of Common Stock held in the treasury of the Company. The Company shall at all times during the term of the Plan reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of the

     Plan. Such options shall be considered "non-qualified stock options," within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"). Subject to the provision of Paragraph 11 hereof, any shares subject to an option which for any reason expires, is cancelled or is terminated unexercised as to such shares shall again become available for option under the Plan.

3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by a Committee (the "Committee") appointed by the Board of Directors consisting of not less than three (3) members of the Board of Directors who are not employees of the Company and who are "disinterested persons" as defined in Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"). A majority of the members of the Committee shall constitute a quorum, and the acts of a majority of the members of the Committee present at any meeting at which a quorum is present, and any acts approved in writing by all members of the Committee without a meeting, shall be the acts of the Committee.

     Subject to the express provisions of the Plan, the Committee shall have the authority, in its sole discretion, to make all determinations necessary or advisable for administering the Plan; and, with the consent of the optionee, to modify an option, provided such option as modified does not violate the terms of the Plan. The determinations of the Committee on the matters referred to in this Paragraph 3 shall be conclusive. The Chief Executive Officer and the President of the Company shall be authorized to implement the Plan in accordance with its terms.

     No member of the Committee shall be liable for anything whatsoever in connection with the administration of the Plan except such member's own willful misconduct. Under no circumstances shall any member of the Committee be liable for any act or omission of any other member of the Committee. In the performance of its functions with respect to the Plan, the Committee shall be entitled to rely upon information and advice furnished by the Company's officers, the Company's accountants, the Company's counsel and any other party the Committee deems necessary and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such advice.

4. EXERCISE PRICE. The exercise price of the shares of Common Stock under each option shall be 100% of the fair market value of the Common Stock on the date of grant. The determination of the Committee shall be conclusive in determining the fair market value of the Common Stock.

5. TERM OF OPTION. The term of each option granted pursuant to the Plan shall be such term as is established by the Committee, in its sole discretion, at the time such option is granted. Options shall be subject to earlier termination as hereinafter provided.

6. EXERCISE OF OPTION. An option or any part or installment thereof shall be exercised by giving written notice to the Company at its principal office (at present, 707 Summer Street, Stamford, Connecticut 06901), specifying the number of shares of Common Stock as to which such option is being exercised and accompanied by payment in full of the aggregate exercise price therefor (or the amount due on exercise if the Stock Option Contract (as described in Paragraph 9 hereof) permits installment payments) (i) in cash or by certified check, (ii) with previously acquired shares of Common Stock having an aggregate exercise price of all options being exercised, or
     (iii) any combination thereof.

     The Company shall have the right to deduct and withhold from any cash otherwise payable to an optionee, or require that an optionee make arrangements satisfactory to the Company for payment of, such amounts as the Company shall determine for the purpose of satisfying its liability to withhold Federal, state or local income or FICA taxes incurred by reason of the grant or exercise of an option.

     Certificates representing the shares of Common Stock purchased shall be issued as promptly as practicable, provided that the Company may postpone issuing certificates for such shares for such time as the Company, in its sole discretion, may deem necessary or desirable in order to enable it to comply with any requirements of the Securities Act of 1933, as amended ("Securities Act"), the Exchange Act, any Rules or Regulations of the Securities and Exchange Commission promulgated under either of the foregoing acts, the listing requirements of any securities exchange on which the Company's Common Stock may now or hereafter be listed, or any applicable laws of any jurisdiction relating to the authorization, issuance or sale of securities. The holder of an option shall not have the rights of a stockholder with respect to the shares of Common Stock covered by his option until the date of issuance of a stock certificate to him for such shares; provided, however, that until such stock certificate is issued, any option holder using previously acquired shares of Common Stock in payment of an option exercise price shall have the rights of a shareholder with respect to such previously acquired shares. In no case may a fraction of a share of Common Stock be purchased or issued under the Plan.

     An optionee receiving options to purchase Common Stock under the Plan shall not be able to sell the Common Stock underlying such options until at least six (6) months have elapsed from the date such options were granted to such optionee.

7. TERMINATION OF DIRECTOR'S TERM. Unless otherwise determined by the Committee, options shall be exercisable following termination of an optionee's term as a director or director emeritus only as indicated below:

     (a) In the event that the term of an optionee's membership on the Board of Directors expires because the optionee (i) loses an election for a position on the Board of Directors, (ii) resigns from the Board of Directors prior to attaining age 65, or (iii) fails to seek election to the Board of Directors for a term commencing prior to his attainment of age 62 (in any case, other than on account of death or physical or mental disability), options granted to such optionee shall remain exercisable until the earlier to occur of the expiration of one month after the expiration of such optionee's term or the stated expiration date of such options, at which time such options shall expire.

     (b) In the event that the term of an optionee's membership on the Board of Directors expires because of the optionee's resignation after age 65 or failure to seek election to the Board of Directors for a term commencing after his attainment of age 62, options granted to such optionee shall remain exercisable until the earlier to occur of the expiration of five years after the expiration of such optionee's term or the stated expiration date of such options, at which time such options shall expire.

     (c) In the event that the term of an optionee's membership on the Board of Directors expires because of the optionee's physical or mental disability (unless such expiration is described in subsection (b) hereof) or death, options granted to such optionee shall remain exercisable by his executor, administrator or other person at the time entitled by law to his rights under the option until the earlier to occur of the expiration of one year after the expiration of such optionee's term or the stated expiration date of such options, at which time such options shall expire.

     (d) In the event that an optionee is removed from the Board of Directors by the shareholders of the Company or by the Board of Directors, options granted to such optionee shall expire immediately upon such removal or disqualification.

     (e) For the purposes of this Section 7 only, in the case of an optionee who is appointed by the Board of Directors as a director emeritus of the Company, the "term" of such optionee's "membership on the Board of Directors" shall not be deemed to terminate or expire until such time as such optionee ceases for any reason to be a director emeritus of the Company. If such optionee ceases to be a director emeritus because of physical or mental disability or death, the provisions of Section 7(c) shall apply; if such optionee ceases to be a director emeritus because of removal by the Board of Directors, the provisions of Section 7(d) shall apply; if such optionee ceases to be a director emeritus for any other reason, the provisions of Section 7(b) shall apply.

8. CHANGE IN CONTROL. In the event of a change in control, as hereinafter defined, each individual who is a director (but not an employee) of the Company on the effective date of such change of control shall automatically be granted, as of such date, all of the options under the Plan which such individual would have been entitled to receive if such individual were a non-employee director on November 23 of each remaining year in which the Plan provides that grants are to be made. A "change in control" shall be deemed to have occurred if (i) a tender offer shall be made and consummated for the ownership of 51% or more of the outstanding voting securities of the Company, (ii) the Company shall be merged or consolidated with another corporation and as a result of such merger or consolidation less than 75% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company, other than affiliates (within the meaning of the Exchange Act) of any party to such merger or consolidation, as the same shall have existed immediately prior to such merger or consolidation, (iii) the Company shall sell substantially all of its assets to another corporation which is not a wholly owned subsidiary, or (iv) a person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) (as in effect on the date hereof) of the Exchange Act, shall acquire 25% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record). For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) (as in effect on the date hereof) pursuant to the Exchange Act.

9. STOCK OPTION CONTRACTS. Each option shall be evidenced by an appropriate Stock Option Contract, and shall contain such terms and conditions not inconsistent herewith as may be determined by the Committee, and which shall provide, among other things, that in the event of the exercise of such option, unless the shares of Common Stock received upon such exercise shall have been registered under an effective registration statement under the Securities Act, such shares will be acquired for investment and not with a view to distribution thereof, and that such shares may not be sold except in compliance with the applicable provisions of the Securities Act.

10. ADJUSTMENTS UPON CHANGES IN COMMON STOCK. The number and kind of shares reserved for issuance hereunder may be equitably adjusted, in the discretion of the Committee, in the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, extraordinary dividend, split-up, spin-off, combination, stock repurchase, exchange of shares, warrants or rights offering to purchase stock at a price substantially below fair market value or other similar corporate event affecting the Common Stock, in order to preserve the benefits intended to be made available under the Plan. In the event of any of the foregoing, the number and kind of shares subject to any outstanding option granted pursuant to the Plan and the exercise price of any such option shall be equitably adjusted (including by payment of cash to the holder of such option) in the discretion of the Committee in order to preserve the benefits or potential benefits intended to be made available to the holder of an option granted pursuant to the Plan. The determination of the Committee as to what adjustments shall be made, and the extent thereof, shall be final. Unless otherwise determined by the Committee, such adjustments shall be subject to the same vesting schedule and restrictions to which the underlying option is subject. No fractional shares of Company stock shall be reserved or authorized or made subject to any outstanding option by any such adjustment.

11. AMENDMENTS AND TERMINATION OF THE PLAN. The Plan was adopted by the Board of Directors on November 23, 1994. No options may be granted under the Plan after the third anniversary of that date. The Board of Directors, without further approval of the Company's stockholders, may at any time suspend or terminate the Plan, in whole or in part, or amend it from time to time in such respects as it may deem advisable; provided, however, that no amendment shall be effective without the prior or subsequent approval of a majority of the Company's outstanding stock entitled to vote thereon which would (a) except as specified in Paragraph 10, increase the maximum number of shares for which options may be granted under the Plan, (b) otherwise materially increase the benefits to participants under the Plan,
     (c) materially change the eligibility requirements for individuals entitled to receive options hereunder, or (d) materially change the method for determination of the purchase price to be paid for shares of Common Stock upon the exercise of options granted hereunder; and, provided, further, that the Plan may not be amended more than once every six (6) months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules promulgated thereunder. No termination, suspension or amendment of the Plan shall, without the consent of the holder of an existing option affected thereby, adversely affect his rights under such option.

12. NON-TRANSFERABILITY OF OPTIONS. No option granted under the Plan shall be transferable otherwise than by will or the laws of descent and distribution, unless such transfer is permitted by Rule 16b-3 under the Exchange Act and the Committee approves such transferability, and options may be exercised, during the lifetime of the holder thereof, only by him. Except to the extent provided in Paragraph 7(c), options may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

13. STOCKHOLDERS' APPROVAL. The Plan shall be subject to approval by a majority of the Company's outstanding stock entitled to vote thereon at the next annual or special meeting of its stockholders to be held to consider such approval and no options granted hereunder may be exercised prior to such approval, provided that the date of grant of any options granted hereunder shall be determined as if the Plan had not been subject to such approval. In the event such approval is not obtained, any options granted hereunder shall be null and void.

14. GOVERNING LAW. The Plan and all rights hereunder shall be construed in accordance with and governed by the internal laws of the State of Delaware.

15. COMPLIANCE WITH RULE 16b-3. All transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act, regardless of whether such conditions are set forth in the Plan. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

P
R                            CUC INTERNATIONAL INC.
O                     SOLICITED BY THE BOARD OF DIRECTORS
X                        ANNUAL MEETING OF SHAREHOLDERS
Y                          TO BE HELD ON JUNE 5, 1996

    The undersigned hereby appoints Walter A. Forbes and Cosmo Corigliano and each or either of them with full power of substitution, proxies for the undersigned and authorizes them to represent and vote, as designated below, all of the shares of common stock of the Corporation which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held at the Hyatt Regency Greenwich, 1800 East Putnam Avenue, Old Greenwich, Connecticut on June 5, 1996 at 10:00 a.m. and at any adjournments or postponements of such meeting for the following purposes, and with discretionary authority as to any other matters that may properly come before the meeting, all in accordance with, and as described in, the Notice and accompanying Proxy Statement. The undersigned acknowledge receipt of the Notice of Annual Meeting of Shareholders dated
May ___ , 1996 and the accompanying Proxy Statement. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NAMED NOMINEES AND FOR PROPOSALS 2, 3, 4 AND 5.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION AS DIRECTORS OF THE NAMED NOMINEES AND FOR PROPOSALS 2, 3, 4 AND 5.


                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE
                 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY     SEE REVERSE
                          USING THE ENCLOSED ENVELOPE.                 SIDE


[X] Please mark
    votes as in
    this example.
                                                                                                    FOR   AGAINST  ABSTAIN
1.  ELECTION OF DIRECTORS                                  2. To amend the Corporation's Restated   [ ]     [ ]      [ ]
Nominees: T. Barnes Donnelley, Christopher K. McLeod,         Certificate of Incorporation to
          and Stanley M. Rumbough, Jr.                        increase the number of shares of
                                                              Common Stock authorized for
           FOR         WITHHELD                               issuance.
           [ ]           [ ]
                                                           3. To amend the Corporation's 1992        [ ]    [ ]      [ ]
                                                              Directors Stock Option Plan.
                                MARK HERE
                               FOR ADDRESS  [ ]            4. To amend the Corporation's 1994        [ ]    [ ]      [ ]
                               CHANGE AND                     Directors Stock Option Plan.
                               NOTE BELOW
- ------------------------                                   5. To ratify the appointment of Ernst &   [ ]    [ ]      [ ]
For all nominees except as noted above                        Young LLP as the Corporation's
                                                              Independent Auditors for the fiscal
                                                              year ending January 31, 1997.

                                                           Please sign exactly as your name appears and date.  When
                                                           shares are held jointly, each holder should sign.  If signing as attorney, executor, trustee, guardian, or as officer
                                                           signing for a corporation, please give your full title as
                                                           such.




Signature _______________________ Date: ___________ Signature: ____________________ Date: ____________